Exhibit 10.8.1

55 ALLEN PLAZA

OFFICE LEASE

between

TR 55 ALLEN PLAZA LLC

Landlord

and

CONNECTURE, INC.

Tenant

September 30, 2013

LEASE SUMMARY

Date:	September 30, 2013

Landlord:	TR 55 ALLEN PLAZA LLC, a Delaware limited liability company

Tenant:	CONNECTURE, INC., a Delaware corporation

Premises and Floor(s): [Section 1.4]	Suite 400 on the Fourth Floor of the building located at 55 Ivan Allen Jr. Boulevard, Atlanta, GA 30308

Area of the Premises: [Section 1.4]	28,299 square feet of Rentable Area

Rentable Area of the Building: [Section 1.4]	341,965 square feet of Rentable Area

Tenant’s Percentage Share: [Section 1.4]	8.28%

Lease Term: [Section 2.1]	Approximately one hundred thirty-two (132) months

Commencement Date: [Section 2.1]	The date upon which Landlord Substantially Completes (as defined below) the Tenant Improvements as set forth in Exhibit C and delivers the Premises to Tenant in accordance with the terms and conditions set forth in this Lease

Expected Commencement Date: [Section 2.1]	February 1, 2014

Expiration Date: [Section 2.1]	January 31, 2025, unless adjusted pursuant to Section 2.1

Base Rental: [Section 3.1]

Lease Year	Annual Base Rent per RSF	Annual Base Rental	Monthly Base Rental
1	$14.00	$396,186.00	$33,015.50
2	$14.42	$408,071.58	$34,005.97
3	$14.85	$420,240.15	$35,020.01
4	$15.30	$432,974.70	$36,081.23
5	$15.76	$445,992.24	$37,166.02
6	$16.23	$459,292.77	$38,274.40
7*	$16.72	$473,159.28	$39,429.94
8*	$17.22	$487,308.78	$40,609.07
9	$17.74	$502,024.26	$41,835.36
10	$18.27	$517,022.73	$43,085.23
11	$18.82	$532,587.18	$44,382.27

*	Subject to the abatements set forth in this Lease.

Commitment Deposit: [Section 3.5]	$33,015.50

Security Deposit: [Section 3.6]	$450,000.00, subject to reduction as set forth in Section 3.6 hereof

Use: [Section 5.1]	General office purposes and office uses reasonably and customarily ancillary thereto (including, without limitation, an office kitchen for Tenant’s employees) and for no other use

Parking Spaces: [Section 9.15]	Twenty-eight unreserved spaces (equal to 1.0 space per 1,000 square feet of Rentable Area of the Premises)

Landlord’s Allowance: [Exhibit C]	$1,414,950.00

Tenant’s Address for Notices: [Section 9.2]

CONNECTURE, INC.

18500 W. Corporate Drive, Suite 250

Brookfield, WI 53045

Attention: Chief Financial Officer

Telecopier No.: (414) 298-8097

with copies to:

CONNECTURE, INC.

18500 W. Corporate Drive, Suite 250

Brookfield, WI 53045

Attention: General Counsel

Telecopier No.: 262.432.0075

ii

and Reinhart Boerner van Deuren s.c. 1000 N. Water Street, Suite 1700 Milwaukee, WI 53202 Attention: John Murphy Telecopier No.: (414) 298-8097, Attn.: John Murphy

Landlord’s Address for Notices: [Section 9.2]

TR 55 ALLEN PLAZA LLC

c/o Lincoln Property Company

120 N. LaSalle Street, Suite 1750

Chicago, Illinois 60602

Attention: Jenifer Ratcliffe

Telecopier No.: (312) 345-8760

with a copy to:

Holland & Knight LLP

131 S. Dearborn St. 30th Floor

Chicago, Illinois 60603

Attention: James T. Mayer

Telecopier No.: (312) 578-6666

Landlord’s Address for Payment of Rent: [Section 3.7]	TR 55 Allen Plaza LLC 62270 Collections Center Drive Chicago, IL 60693-0622

Tenant’s Broker: [Section 9.1]	Cushman & Wakefield of Georgia, Inc.

Landlord’s Broker: [Section 9.1]	Lincoln Property Company Commercial, Inc. and Cushman & Wakefield of Georgia, Inc.

iii

EXHIBIT A

LEGAL DESCRIPTION

Tract 1A

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 79, 14th District, Fulton County, Georgia, and being more particularly described as follows:

A three-dimensional parcel of air space having its bottom horizontal plane located at the 988.7-foot Level based on the National Geodetic Vertical Datum 1929 (“NGVD 29”) and having the sides of such parcel of air space being perpendicular to and having such horizontal plane and above the boundaries of the following described property:

BEGINNING at a point located at the intersection of the northerly right of way line of Ivan Allen Jr. Boulevard (formerly Alexander Street) (40-foot right of way) and the easterly right of way line of Williams Street (variable right of way), run thence along said easterly right of way line of Williams Street the following three (3) courses and distances: (1) North 00 degrees 29 minutes 32 seconds East a distance of 100.00 feet to a point, (2) North 03 degrees 54 minutes 53 seconds East a distance of 110.90 feet to a point, and (3) along a curve to the right an arc distance of 19.24 feet (said arc being subtended by a chord bearing North 04 degrees 59 minutes 03 seconds East a chord distance of 19.24 feet and having a radius of 515.44 feet) to a point; leaving said easterly right of way line of Williams Street, run thence South 89 degrees 22 minutes 07 seconds East a distance of 135.51 feet to a point; run thence South 00 degrees 36 minutes 00 seconds West a distance of 126.52 feet to a point; run thence South 89 degrees 24 minutes 00 seconds East a distance of 4.33 feet to a point; run thence South 00 degrees 36 minutes 00 seconds West a distance of 103.33 feet to a point on the northerly right of way line of Ivan Allen Jr. Boulevard (formerly Alexander Street); run thence along said northerly right of way line of Ivan Allen Jr. Boulevard (formerly Alexander Street) North 89 degrees 23 minutes 28 seconds West a distance of 147.53 feet to a point located at the intersection of said northerly right of way line and the easterly right of way line of Williams Street and the POINT OF BEGINNING; shown as Tract 1A on that certain entitled “ALTA/ACSM Land Title Survey for 45 Allen Plaza Development, LLC, Capri Select Income II, LLC, Specialty Finance Group LLC, its successors and assigns, Hardin Funding, LLC, Hardin Mezz, LLC and Chicago Title Insurance Company”, prepared by Watts & Browning Engineers, Inc., bearing the seal and certification of Virgil T. Hammond, Georgia Registered Land Surveyor No. 2554, dated February 4, 2000, last revised February 20, 2009.

Tract 2A

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 79, 14th District, Fulton County, Georgia, and being more particularly described as follows:

A-1

A three-dimensional parcel of air space having its bottom horizontal plane located at the 988.7-foot Level based on the National Geodetic Vertical Datum 1929 (“NVGD 29”) and having the sides of such parcel of air space being perpendicular to and having such horizontal plane and above the boundaries of the following described property:

TO FIND THE TRUE POINT OF BEGINNING, commence at a point located at the intersection of the northerly right of way line of Ivan Allen Jr. Boulevard (formerly Alexander Street) (40-foot right of way) and the easterly right of way line of Williams Street (variable right of way), run thence along said easterly right of way line of Williams Street the following three (3) courses and distances: (1) North 00 degrees 29 minutes 32 seconds East a distance of 100.00 feet to a point, (2) North 03 degrees 54 minutes 53 seconds East a distance of 110.90 feet to a point, and (3) along a curve to the right an arc distance of 19.24 feet (said arc being subtended by a chord bearing North 04 degrees 59 minutes 03 seconds East a chord distance of 19.24 feet and having a radius of 515.44 feet) to a point and THE TRUE POINT OF BEGINNING; FROM THE TRUE POINT OF BEGINNING AS THUS ESTABLISHED, continue thence along said easterly right of way line of Williams Street along a curve to the right an arc distance of 21.48 feet (said arc being subtended by a chord bearing North 07 degrees 14 minutes 51 seconds East a chord distance of 21.47 feet and having a radius of 515.44 feet) to a point; leaving said easterly right of way line of Williams Street, run thence along a curve to the left an arc distance of 32.06 feet (said arc being subtended by a chord bearing South 40 degrees 27 minutes 50 seconds East a chord distance of 28.30 feet and having a radius of 18.78 feet) to a point; run thence North 89 degrees 22 minutes 07 seconds West a distance of 21.08 feet to a point located on the easterly right of way line of Williams Street and THE TRUE POINT OF BEGINNING; shown as Tract 2A on that certain entitled “ALTA/ACSM Land Title Survey for 45 Allen Plaza Development, LLC, Capri Select Income II, LLC, Specialty Finance Group LLC, its successors and assigns, Merrion Atlanta Hotel, LLC, Hardin Funding, LLC, Hardin Mezz, LLC and Chicago Title Insurance Company”, prepared by Watts & Browning Engineers, Inc., bearing the seal and certification of Virgil T. Hammond, Georgia Registered Land Surveyor No. 2554, dated February 4, 2000, last revised February 20, 2009.

EXHIBIT A-1

FLOOR PLAN

Suite 400

THIS DRAWING IS NOT TO SCALE

For Leasing Information Contact:

Leased & Managed by:

LINCOLN PROPERTY COMPANY

4th floor key plan

55 ALLEN PLAZA

55 Ivan Allen Jr. Blvd.
Atlanta, GA 30308

404-266-7600

(Premises shaded.)

A-1-1

EXHIBIT A-2

PREFERENTIAL SPACE

Suite 300

THIS DRAWING IS NOT TO SCALE

11,180 RSF

For Leasing Information Contact:

55 ALLEN PLAZA
55 Ivan Allen Jr. Blvd
Atlanta, GA 30308

404-266-7600

Leased & Managed by:

LINCOLN PROPERTY COMPANY

3rd floor key plan

(Preferential Space unshaded.)

A-2-1

EXHIBIT A-3

COMMON CORRIDOR

A-3-1

EXHIBIT B

TENANT ACCEPTANCE AGREEMENT

This Tenant Acceptance Agreement (hereinafter referred to as this “Agreement”) is made this             day of             , 201    , between TR 55 ALLEN PLAZA LLC, a Delaware limited liability company (hereinafter referred to as “Landlord”), and CONNECTURE, INC., a Delaware corporation (hereinafter referred to as “Tenant”).

W I T N E S S E T H  T H A T:

WHEREAS, the Lease provides for the leasing of space (the “Premises”) within the building known as “55 Allen Plaza,” located at 55 Ivan Allen Jr. Blvd, Atlanta, Georgia 30308 (hereinafter referred to as the “Building”); and

WHEREAS, Landlord and Tenant agreed to execute this Agreement to confirm the actual Commencement and Expiration dates of the Lease Term, and for other purposes;

NOW, THEREFORE, pursuant to the provisions of Article II of the Lease, Landlord and Tenant mutually agree as follows:

1. The Commencement Date of the Lease Term is                     .

2. The Expiration Date of the Lease Term is                     .

BALANCE OF PAGE LEFT INTENTIONALLY BLANK

SIGNATURE PAGE FOLLOWS

B-1

IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Agreement as of the date and year first above stated.

LANDLORD:

TR 55 ALLEN PLAZA LLC, a Delaware limited liability company

By:	LPC Realty Advisors I, LP, a Texas limited partnership, its Manager

By:	LPC Realty Advisors, Inc., a Texas corporation, its General Partner

By:
Name: Jenifer Ratcliffe
Its: President

TENANT:

CONNECTURE, INC., a Delaware corporation

By:
Name:
Title:

B-2

EXHIBIT C

TENANT IMPROVEMENT AGREEMENT

THIS TENANT IMPROVEMENT AGREEMENT (this “Tenant Improvement Agreement”) is attached to and made a part of that certain Office Lease (the “Lease”) dated September     , 2013, by and between TR 55 ALLEN PLAZA LLC, a Delaware limited liability company (hereinafter referred to as “Landlord”), and CONNECTURE, INC., a Delaware corporation (hereinafter referred to as “Tenant”), for the premises (the “Premises”) described therein in the building located at 55 Ivan Allen Jr. Blvd., Atlanta, Georgia 30308 (the “Building”).

1. TENANT IMPROVEMENTS. Landlord shall furnish and install in the Premises in accordance with the terms of this Tenant Improvement Agreement, the improvements set forth in the Plans (hereinafter defined) which will be approved by Landlord and Tenant in accordance with the terms and conditions hereof (the “Tenant Improvements”). All Construction Costs (hereinafter defined) up to the Landlord’s Allowance (hereinafter defined) shall be paid for by Landlord, and all Construction Costs in excess of the Landlord’s Allowance shall be paid by Tenant.

2. CRITICAL DEADLINES. Landlord and Tenant acknowledge and agree that Tenant’s strict compliance with the following deadlines is a pre-requisite to Landlord’s timely completion of the Tenant Improvements. The parties’ intended construction schedule is attached hereto as Schedule C-1. In the event that either Landlord or Tenant fails to meet any deadline specified herein, then all subsequent deadlines which rely, directly or indirectly, upon the completion of such delayed obligation shall be delayed accordingly. Further, in the event that Tenant fails to abide by the deadlines set forth herein, any delays to the Substantial Completion of the Tenant Improvements caused thereby will be deemed to be Tenant Delays (hereinafter defined). If Landlord fails to abide by the deadlines set forth herein, any delays to the Substantial Completion of the Tenant Improvements actually caused thereby will not be deemed to be Tenant Delays. The parties will work together to avoid in good faith to mitigate delays causing an adverse impact to the construction schedule, including the selection of alternate finishes that can be delivered and installed prior to occupancy.

a. Final Space Plan. Tenant has retained the services of InteriorLogic (the “Space Planner”), to design the Tenant Improvements in the Premises and to prepare the final space plan for the design of the Tenant Improvements set forth on Schedule C-2 of (the “Final Space Plan”). Landlord has approved the Final Space Plan.

b. Contractor. Landlord will retain Merit Construction as the general contractor for the performance of the Tenant Improvements (the “Contractor”). Tenant has reviewed and approved the fees and general conditions of the Contractor. Prior to final pricing of the Tenant Improvements, Landlord shall cause the Contractor to sub-bid all trade work to at least three (3) appropriate subcontractors for each applicable trade.

c. Engineers. Landlord will retain KLG Consulting Engineers (the “Engineers”) to: (i) design the type, number and location of all mechanical systems in the Premises, including without limitation the heating, ventilating and air conditioning system therein, and to prepare all of the mechanical plans; (ii) engineering the electrical design of the Premises, including the location and capacity of light fixtures, electrical receptacles and other electrical elements, and to prepare all of the electrical plans; and (iii) engineering the plumbing-related issues involved in designing the Premises and to prepare all of the plumbing plans. The Engineers are available to coordinate and assist Tenant’s LAN Room Designer, Faith Technologies, with the design of the LAN Room in the Premises, including, without limitation, the design of the A/V cabling services required for the LAN Room.

d. Landlord’s Architect. Landlord will retain Associated Space Design, Inc. (“Landlord’s Architect”) as the architect responsible for the preparation of the Contract Documents (hereinafter defined) for the Tenant Improvements.

e. Design Development Drawings and Specifications. Following the Effective Date, the Space Planner shall be responsible for preparing detailed plans and specifications for the construction of the Tenant Improvements containing such level of detail as is set forth on the sample plans prepared by Space Planner attached hereto as Schedule C-3 hereof (the “Design Development Drawings and Specifications”). Landlord will utilize the Design Development Drawings and Specifications to begin constructing the Tenant Improvements, ordering materials, initially bidding the work, and planning the critical path and schedule of the construction of the Tenant Improvements. Tenant shall cause the Space Planner to deliver the Design Development Drawings and Specifications to Landlord with the requisite level of detail on or prior to October 4, 2013. In preparing the Design Development Drawings and Specifications, the Space Planner shall coordinate with the Landlord’s Architect and the Engineers from time to time to obtain information about the Building and to insure that the design of the Tenant Improvements will not adversely interfere with the Building structure or any systems therein. In the event that the Design Development Drawings and Specifications materially deviate from the Final Space Plan or require Long Lead Items other than as specified in the Final Space Plan, any resulting delay shall be deemed to be a Tenant Delay and all subsequent deadlines which are affected by such deviations or requirements shall be adjusted accordingly.

f. Approval of Contract Documents. Landlord shall advise Tenant of Landlord’s approval or disapproval of the Design Development Drawings and Specifications, or any of them, on or prior to October 11, 2013. Tenant shall promptly revise the Design Development Drawings and Specifications to meet Landlord’s objections, if any, and resubmit the Design Development Drawings and Specifications to Landlord for its review and approval within three (3) days of Tenant’s receipt of Landlord’s objections, if any.

g. Preparation of Contract Documents. Landlord’s Architect shall use the Design Development Drawings and Specifications to prepare all architectural plans, working drawings and specifications which are necessary and sufficient (i) to enable Landlord or the Contractor to obtain a building permit for the construction of the Tenant Improvements, and (ii) to enable the Contractor to bid the balance of the work and provide final pricing (the “Contract Documents”). Landlord shall provide the Contract Documents to Tenant on or prior to October 21, 2013. Tenant shall promptly review and provide written approval of the Contract Documents, such approval not to be unreasonably withheld and to be granted so long as the Contract Documents do not materially deviate from the Design Development Drawings and Specifications (except as necessary to avoid interference with the base Building structure or base Building systems, or to comply with Legal Requirements). Tenant shall approve the Contract Documents in writing on or prior to October 23, 2013.

h. Pricing and Permitting. Following Tenant’s written approval of same, Landlord will submit the Contract Documents to the Contractor to obtain final pricing verification, and to applicable governmental authorities to obtain necessary building permits. Following Tenant’s receipt of the Contractor’s final pricing verification, Tenant shall have the right to work directly with the Contractor in order to “value engineer” the cost of the Tenant Improvements; provided, however, that Tenant shall be responsible for any Change Orders resulting from such value engineering (and any delays resulting thereby shall be deemed to be Tenant Delays). On or prior to November 4, 2013, Tenant shall have completed all value engineering of the Tenant Improvements, have caused all Change Orders resulting thereby to be fully documented by appropriate modifications to the Contract Documents, and have provided Landlord with written confirmation that Tenant approves all Construction Costs as quoted by the Contractor.

3. PLANS AND CHANGE ORDERS.

a. Plans. The Space Plan, the Design Development Drawings and Specifications and the Contract Documents are referred to collectively herein as the “Plans”.

b. Change Orders. As used herein, the term “Change Order” means any change in the Plans and/or the work included within the Tenant Improvements. Once the Plans have been approved by Landlord, no Change Orders shall be made without the prior written approval of Landlord, which approval Landlord may grant or withhold in Landlord’s sole and absolute discretion. All requests for Change Orders shall be in writing. In the event that Tenant requests any Change Orders and Landlord approves such Change Orders, or otherwise fails to comply with the requirements herein, all delays resulting therefrom shall be Tenant Delays and Tenant shall be responsible for all costs and expenses (subject to the Landlord’s Allowance) resulting therefrom, including without limitation costs or expenses relating to (i) any additional architectural or engineering services and related design expenses, (ii) any changes to materials in process of fabrication, (iii) cancellation or modification of supply or fabricating contracts, or (iv) removal or alteration of work or plans completed or in process. Tenant shall not oppose or delay Change Orders required by any governmental agency.

c. Long Lead Items. The Final Space Plan specifies in detail all Long Lead Items (hereinafter defined) which will be necessary to construct the Tenant Improvements, to the extent Tenant then actually knows same are Long Lead Items. As used herein, the term “Long Lead Items” means any particular item or items of the Tenant Improvements which is not readily available in reasonable quantities in, or for delivery to, the Atlanta, Georgia area or requires a long-term lead time to procure, obtain or install. Tenant acknowledges and agrees that, in order to meet Landlord’s deadlines hereunder, Landlord intends to order the Long Lead Items as specified in the Final Space Plan prior to the finalization of the Contract Documents.

4. COST OF TENANT IMPROVEMENTS

a. Construction Costs. As used herein, the term “Construction Costs” means the cost of design and construction of the Tenant Improvements, including the cost of the Space Planner, Landlord’s Architect, and the Engineers in connection with the preparation of the Plans, all governmental permits required for the construction of the Tenant Improvements, all other construction costs incurred by Landlord in undertaking the Tenant Improvements, the costs of Change Orders, and the Construction Management Fee. As used herein, the term “Landlord’s Allowance” means the sum of One Million Four Hundred Fourteen Thousand Nine Hundred Fifty and 00/100 Dollars ($1,414,950.00) (or Fifty and 00/100 Dollars ($50.00) per square foot of Rentable Area of the Premises). Landlord shall pay for all Construction Costs (hereinafter defined) incurred in connection with the construction of the Tenant Improvements, not to exceed the Landlord’s Allowance. All Construction Costs incurred by Landlord in excess of the Landlord’s Allowance shall be paid by Tenant or, if Landlord has already incurred such cost, reimbursed to Landlord by Tenant within fifteen (15) days after Tenant’s receipt of a written demand by Landlord, accompanied by receipts or invoices evidencing the actual amount of Construction Costs incurred by Landlord. At Landlord’s option, Tenant shall tender to Landlord, in advance of construction of the Tenant Improvements, an amount equal to the difference between the amount of the Construction Costs, as reasonably estimated by Landlord, and the Landlord’s Allowance; provided that such tender by Tenant shall not reduce Tenant’s obligation to pay for (or reimburse Landlord for) one hundred percent (100%) of all Construction Costs incurred by Landlord in excess of the Landlord’s Allowance.

b. Construction Management Fee. Landlord is entitled to a construction management fee (the “Construction Management Fee”) to compensate Landlord for managing the design and construction of the Tenant Improvements in an amount equal to three percent (3%) of the Construction Costs. Such construction management fee shall be deducted from the Landlord’s Allowance.

5. TENANT DELAYS

a. If Landlord is delayed in Substantially Completing the Tenant Improvements or in delivering the Premises to Tenant as a result of any act, neglect, failure or omission of Tenant, its employees or agents (including, without limitation, any contractor or subcontractor employed by Tenant performing work at the Premises), including any of the following, such delay shall be deemed a “Tenant Delay”: (1) Tenant’s failure to meet any of Tenant’s deadlines set forth herein; (2) Tenant’s failure to timely approve revised Plans after resubmission by Landlord; (3) Tenant’s delay in submitting or approving any other drawings, plans or specifications; (4) Tenant’s failure, within two (2) business days after request therefor, to provide Landlord with any other information reasonably requested by Landlord for the purpose of completing the Plans or the ordering of materials or the letting of bids for the Tenant Improvements; (5) any change by Tenant in the Contract Documents, the specifications of Long Lead Items, or in any other plan, specification or finish information furnished by Tenant, after Landlord has commenced the same; (6) delay in the completion of work by any person (other than Landlord or its contractors) performing work for Tenant; (7) work by Tenant, if any, not being completed on schedule which under good construction scheduling practices should be completed before some portion of the Tenant Improvements is undertaken or which otherwise interferes with Landlord undertaking the Tenant

Improvements; (8) installation of Tenant’s telephone and/or other communications systems; (9) any Change Orders; (10) installation by Tenant of any systems or furniture in the Premises; (11) any act or omission by Tenant which delays the receipt by Landlord of a certificate of occupancy (or its equivalent) for the Premises; (12) direction by Tenant that Landlord hold up proceeding or continuing with a segment of the Tenant Improvements preliminary to a possible Change Order or for any other reason; and (13) Tenant’s failure to comply with any of the Tenant’s deadlines attached hereto as Schedule C-1. In any such event, such delay or delays shall not postpone or defer the Commencement Date or Tenant’s obligation to pay Rent, but the Commencement Date shall occur on the day when they would otherwise have occurred if such delay or delays had not occurred (despite the fact that Tenant will not be entitled to possess the Premises until actual delivery by Landlord). In addition, Tenant shall pay to Landlord all additional out-of-pocket costs actually incurred by Landlord resulting from any Tenant Delay, including, without limitation, any costs incurred by Landlord due to delay damages claimed by the Contractor. Any such sums shall be paid to Landlord within ten (10) days after demand therefor by Landlord. Any costs payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease, and, in the event of any default by Tenant in any payment thereof, Landlord shall (in addition to all other rights and remedies) have the same rights and remedies arising under the Lease in the event of a default regarding the payment of Rent.

b. Landlord shall be responsible for obtaining all permits required to be obtained in order to Substantially Complete the Tenant Improvements, and the costs thereof shall be included in Construction Costs.

c. In the event that Long Lead Items will not be available on the job site on or prior to January 17, 2013, the Contractor shall notify Tenant or Landlord (who will notify Tenant) of this fact promptly after ascertaining same. In such event, Tenant shall, within two (2) business days after such notification, either (i) specify a replacement item which is not a Long Lead Item and is otherwise readily-available, or (ii) so long as the Long Lead Item is not necessary for Landlord to obtain a certificate of occupancy or otherwise comply with Legal Requirements, direct Landlord to wait for the arrival of the unavailable Long Lead Item, in which case the Tenant Improvements shall be deemed to be Substantially Completed and the Commencement Date shall occur notwithstanding the fact that any improvements requiring the Long Lead Item have not been completed, and Landlord shall instead complete such improvements following the arrival of the previously-unavailable Long Lead Item.

d. The Tenant Improvements will be deemed to be “Substantially Complete” at such time as (i) Landlord’s Architect certifies in writing to Tenant that the Tenant Improvements have been fully completed in accordance with the Contract Documents, subject only to items contained on the Punch List (hereinafter defined), and (ii) the appropriate governmental authority having jurisdiction over the Building and Premises issues a Certificate of Occupancy or similar certificate or permit with respect to the Premises.

e. Notwithstanding anything to the contrary in this Exhibit C or the Lease, Landlord shall pay, at Landlord’s sole cost and not out of Landlord’s Allowance, for all costs of improvements to the Common Areas of the Building and any tenant-space adjacent to the Premises which are necessitated by Legal Requirements, so long as such improvements would be required as a pre-requisite to obtaining any building permit or certificate of occupancy in the Building (and not, in contrast, by reason of Tenant’s particular design of the Tenant Improvements). Any costs of improvements to the Premises which are necessitated by Legal Requirements shall be included in Construction Costs. Further, Landlord shall pay, at Landlord’s sole cost and not out of Landlord’s Allowance, for all costs of completing the elevator lobby and common corridor on the floor in which the Premises are located, as noted on the plans attached to the Lease as Exhibit A-1 and Exhibit A-3. Further, Landlord shall install security card readers to limit access to the men’s and women’s restrooms in the Common Areas of Tenant’s floor of the Building, at Tenant’s cost but subject to the Landlord’s Allowance.

6. ACCEPTANCE OF PREMISES. Approximately one (1) day prior to the delivery of possession of the Premises to Tenant, Landlord, Tenant and the Contractor shall make an inspection of the Premises to determine that the construction and installation of the Tenant Improvements has been completed in accordance with the Plans and this Tenant Improvement Agreement, and to prepare a “Punch List” of work requiring correction or completion by Landlord. Subject to delays caused by events of Force Majeure, Landlord shall correct or complete all Punch List items within sixty (60) days after the Commencement Date.

7. CONTRACTOR’S RULES AND REGULATIONS. Each of Tenant’s contractors, subcontractors and vendors entering the Premises pursuant to Section 5 of Exhibit E shall observe all rules and regulations promulgated by Landlord in connection with the performance of work in the Building.

8. TENANT’S AGENT. Tenant hereby designates Kimberly Quick as Senior Project Manager for the Project Management Group of Cushman & Wakefield, whose address is 65 Ivan Allen Jr. Blvd., Suite 700, Atlanta, GA 30308, and whose telephone number is (404) 853-5329, to act as Tenant’s agent for purposes of authorizing and executing any and all documents, work letters or other writings and changes thereto needed to effect this Tenant Improvement Agreement, and any and all changes, additions or deletions to the work contemplated herein, and Landlord shall have the right to rely on any documents executed by such authorized party.

9. EARLY ACCESS. Neither Tenant nor any person claiming by, through or under Tenant (collectively, the “Tenant Parties”) may enter the Premises for any purpose prior to the Commencement Date; provided, however, upon written request by Tenant (which may be made by email), Landlord shall, subject to the terms and conditions set forth in this Section 9, grant to Tenant and certain other Tenant Parties a license for Tenant and certain other Tenant Parties to have access to the Premises prior to the Expected Commencement Date. Any such access shall, prior to the date which is twenty-one (21) days preceding the Expected Commencement Date, be solely for the purpose of allowing Tenant to install its voice and data equipment and cabling in accordance at the appropriate times necessary to conform with the “critical path” of the Tenant Improvements, and on or after the date which is twenty-one (21) days preceding the Expected Commencement Date, for the additional purpose of installing in the Premises Tenant’s furniture, fixtures, and equipment as may be necessary to make the Premises ready for Tenant’s use and occupancy (as applicable, “Tenant’s Pre-Occupancy Work”). Tenant shall deliver to Landlord Tenant’s written request for early access to the Premises not less than one (1) business day prior to the date on which Tenant desires such access and such notice shall be accompanied by each of the following items: (i) the names and addresses of all Tenant Parties who will be entering the Premises on behalf of Tenant to perform Tenant’s Pre-Occupancy Work; and (ii) certificates of insurance evidencing such coverages reasonably required by Landlord to be maintained by contractors and occupants in the Building. Any and all access to the Premises and the performance of the Tenant’s Pre-Occupancy Work shall be subject to Landlord’s reasonable scheduling requirements. Tenant shall cause all Tenant Parties to observe all construction rules and regulations promulgated by Landlord from time to time in connection with the performance of work in the Building. If at any time any Tenant Party shall fail to observe such rules and regulations, then Landlord may revoke such license with respect to the offending Tenant Party immediately upon notice to Tenant. Tenant’s Pre-Occupancy Work shall be performed at Tenant’s sole risk, cost and expense and no delay in the delivery of the Premises to Tenant caused by Tenant’s entry to the Premises or Tenant’s Pre-Occupancy Work shall delay the Commencement Date. Landlord shall not be liable for any injury, loss or damage which may occur to Tenant’s Pre-Occupancy Work (including without limitation any property of Tenant placed in the Premises) and Tenant shall indemnify and hold harmless Landlord for any damage to Tenant’s Pre-Occupancy Work, the Premises or to any portion of the Tenant Improvements arising from Tenant’s Pre-Occupancy Work or otherwise caused by any Tenant Party. Upon written request by Tenant prior to the installation of Tenant’s Pre-Occupancy Work, Landlord agrees to provide a written list of any improvements constituting part of Tenant’s Pre-Occupancy Work that Landlord will require Tenant to remove from the Premises at the end of the Lease Term. At the end of the Lease Term, Tenant shall not be required to remove any improvements constituting part of Tenant’s Pre-Occupancy Work which are not identified on such list (such items being the “Non-Removal Tenant’s Pre-Occupancy Work”).

SCHEDULE C-1

PROJECT SCHEDULE

Connecture - 55 Allen Plaza, 4th Floor Tenant Finish Construction

Date: September 27, 2013 | Lincoln Property Company

Project Schedule: 2013-2014

ITEM	PROJECT / TASK	Start	Finish
	Weekends / Holidays:	Noted above	
1	**Sign Lease**		09/27/14
2	Authorize Final Design and CD's by Arch.	Done	09/12/13
3	Engage MEP Engineer	09/13/13	09/20/13
4	Select GC	09/13/13	09/20/13
5	Final Schematic Design	09/12/13	09/20/13
6	Tenant Written Approval		09/27/13
7	**Tenant 95% DD Dwgs. & Specs.**	09/23/13	10/04/13
8	**Landlord Review / Revision**	10/05/13	10/11/13
8A	Initial Contractor Pricing	10/07/13	10/16/13
9	75% ASD and 50% MEP Const.Dwgs.	10/07/13	10/21/13
10	Tenant Written Approval	10/21/13	10/23/13
11	Verification Pricing by GC	10/21/13	10/30/13
13	Submit for Building Permit		10/21/13
14	**Permitting Period**	10/21/13	11/08/13
15	100% ARCH. & MEP CD's	10/21/13	10/25/13
16	Final GC Pricing	10/28/13	11/08/13
17	Tenant Written Approval of Cost and Docs.		11/04/13
18	**Start Construction-Mobilize/Stock**	10/21/13	10/25/13
19	Order All Long Lead Items	10/30/13	11/01/13
20	Layout, Frame Walls, 1 side DW, Elec.	10/28/13	11/22/13
21	MEP Work	11/04/13	12/13/13
22	**Inspection of One Side Walls**	11/25/13	11/26/13
23	Second Side Walls	11/27/13	12/17/13
24	Drywall Finishing	12/12/13	12/24/13
25	Wood Veneer Panels	12/16/13	12/23/13
26	Painting	12/30/13	01/15/14
27	Wood Flooring / Tile / Base	12/30/13	01/15/13
28	Ceiling Cover-up Inspection	12/17/13	12/19/13
29	Install Ceiling Tile	12/26/13	12/31/13
30	Install Carpet / Base	01/06/14	01/17/14
31	Install Cabinetry / Special Finishes	01/06/14	01/17/14
32	MEP Trim out / Special Lighting	01/06/14	01/24/14
33	Last Day to Get Long Lead Items to Site	11/01/14	01/17/14
34	Tenant IT Low Voltage Vendor	11/18/14	01/24/14
35	**Systems Furniture Install**	01/13/14	01/24/14
36	Casegoods Furniture Install	01/20/14	01/24/14
37	Final Inspections	01/27/14	01/29/14
38	**Certificate of Occupancy (NLT)**		01/29/14

Sept.
October
November
December
January
February

SCHEDULE C-2

FINAL SPACE PLAN

POSSIBLE LONG LEAD TIME ITEMS: CARPET, DOORS AND LIGHTING

DRAWING IS BASED ON A CAD FILE PROVIDED BY THE LANDLORD. FIELD VERIFY ALL DIMENSIONS.
CONTACT INTERIORLOGIC WITH DISCREPANCIES.

PARTITION PLAN

InteriorLOGIC

1201 S. STOUGHTON RD.
SUITE 150
MADISON, WI 53716
608 | 663 | 9600 PHN
WWW.INTLOGIC.COM

IB EXECUTIVE CHOICE AWARD

BEST OF WISCONSIN BUSINESS AWARDS 2012

Connecture
55 Allen Plaza – 4th Floor
Atlanta, GA

Scale	1/8 = 1'-0"
Set Type	PRELIMINARY
Date Issued	SEPTEMBER 20, 2013
Sheet Number	i401

PLAN NORTH

BASE BUILDING CORE & WORK "NOT IN SCOPE"

BUILDING STANDARD ACOUSTIC TILE AT 10'-0" UNLESS OTHERWISE NOTED
LIGHTING LAYOUT IS FOR SCHEMATIC REFERENCE ONLY. FINAL LIGHTING PLAN INCLUDING ENERGY AND LUMEN CALCULATIONS BY LL ELECTRICAL ENGINEER.
EMERGENCY, NIGHT LIGHTING AND EXIT LIGHTS BY LL ELECTRICAL ENGINEER
SWITCHING TO MEET ALL STATE AND LOCAL CODES.
PROVIDE OCCUPANCY SENSORS FOR ALL LIGHTING EXCEPT WAITING AREA 400 AND HEALTH SERVICES ROOM 430.
SWITCHING PLAN IS FOR SCHEMATIC REFERENCE ONLY. FINAL SWITCHING PLAN INCLUDING ZONING FOR OCCUPANCY SENSORS BY LL ELECTRICAL ENGINEER.
ACOUSTIC TILE DROP IN WAITING AREA 400 TO BE ARMSTRONG AXIOM CLASSIC 10" SILVER SATIN FINISH INSTALL AT 10'AFF
NOTE EXPOSED CEILING AREAS ON PLAN.
LIGHT FIXTURES MAY HAVE LONG TIMES

LIGHTING SCHEDULE:

- L1 LINEAR DIRECT/INDIRECT, CORELITE, PEERLESS, LIGHTOLEAR, FOCAL POINT OR EQUAL
- L2 FOCAL POINT SEEM 6 NARROW APERATURE SLOT FLUORESCENT W/ ACRYLIC FLUSH LENS
- L3 BUILDING STANDARD RECESSED FLUORESCENT CAN FIXTURE W/ WHITE TRIM
- L4 BUILDING STANDARD 2x4 RECESSED PARABOLIC FIXTURE
- L5 FOCAL POINT GROOVE 6 PENDANT FIXTURE W/ CLEAR PRISMATIC REFRACTOR
- L6 FOCAL POINT GROOVE PENDANT FIXTURE
- L7 FOCAL POINT VETVE II WALL MOUNTED FIXTURE W/ PERFORATED SHIELDING
- L8 SURFACE MOUNT UNDER-CABINET LIGHTING, LITHONIA, LIGHTOLIER, METALUX OR EQUAL

DRAWING IS BASED ON A CAD FILE PROVIDED BY THE LANDLORD. FIELD VERIFY ALL DIMENSIONS.
CONTACT INTERIORLOGIC WITH DISCREPANCIES.

REFLECTED CEILING PLAN

InteriorLOGIC
IB EXECUTIVE CHOICE AWARD 2012 WINNER
BEST OF WISCONSIN BUSINESS AWARDS 2012
1201 S. STOUGHTON RD.
SUITE 150
MADISON, WI 53716
608 | 663 | 9000 PHN
WWW.INTLOGIC.COM

Connecture
55 Allen Plaza – 4th Floor
Atlanta, GA

Revisions:

No.	Date	Description
1	[illegible]	[illegible]

Scale	1/8 = 1'-0"
Set Type	PRELIMINARY
Date Issued	SEPTEMBER 20, 2013
Sheet Number	i403

PLAN NORTH

BASE BUILDING CORE & WORK "NOT IN SCOPE"

ELECTRICAL LAYOUT IS FOR SCHEMATIC REFERENCE ONLY. FINAL ELECTRICAL PLAN BY LL ELECTRICAL ENGINEER.
ALL NETWORK, PHONE SECURITY, AV AND SPECIALTY ITEMS WITH CONNECTURE'S IT CONSULTANT
EQUIPMENT SCHEDULE WITH ELECTRICAL REQUIREMENTS AND BTU INFORMATION PROVIDED BY CONNECTURE'S IT CONSULTANT
COORDINATE SYSTEMS FURNITURE BASEFEED LOCATIONS AND REQUIREMENTS WITH FURNITURE DEALER PRIOR TO CORING FLOOR.
(2) BASEFEEDS TO BE PROVIDED THROUGH (1) FLOOR CORE.

DUPLEX OUTLET
4 PLEX OUTLET
BASEFEED LOCATIONS – PROVIDES POWER AND DATA CABLING TO SYSTEMS FURNITURE
DUPLEX IN FLOOR OUTLET

DRAWING IS BASED ON A CAD FILE PROVIDED BY THE LANDLORD. FIELD VERIFY ALL DIMENSIONS.
CONTACT INTERIORLOGIC WITH DISCREPANCIES.

ELECTRICAL PLAN

InteriorLOGIC FACILITY PLANNING
IB EXECUTIVE CHOICE AWARD
BEST OF WISCONSIN BUSINESS AWARDS 2012
1201 S. STOUGHTON RD.
SUITE 150
MADISON, WI 53716
608 | 663 | 9600 PHN
WWW.INTLOGIC.COM

Connecture
55 Allen Plaza – 4th Floor
Atlanta, GA

Revisions:

No.	Date	Description

Scale	1/8" = 1'-0"
Set Type	PRELIMINARY
Date Issued	SEPTEMBER 26, 2013
Sheet Number	i404

PLAN NORTH

InteriorLOGIC, Inc.

Door Schedule

Client: Connecture Atlanta

Project No.: 13004-01

Date: September 20, 2013

SIZE
ROOM #	ROOM NAME	DOOR NO.	WIDTH	HEIGHT	THICK	MATL	SELF CLOSURE	LOCKING	GLASS	TYPE	FRAME MATL	FUNCTION	NOTES
400	Waiting	400a	6’-0’’	8“0”	—	GLASS	Y	Y	Y	—	FRAMELESS	SWIPECARD	BUILDING STANDARD HERCULTE
402	Interview Room	402a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	Y	PASSAGE LITE	HM	PASSAGE	SIDELITE
403	Interview Room	403a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	Y	PASSAGE LITE	HM	PASSAGE	SIDELITE
405	Visitor Servery/Coats	405a	6’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE
406	Executive Conference	406a	6’-0”	8“0”	—	GLASS	N	N	Y	—	Drywall return		BUTT GLASS/FLAT TRACK BARN DOOR HARDWARE/SS
407	VP Office	407a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
408	MGR Office	408a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
409	MGR Office	409a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
410	Team RM/Phone Enclave	410a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	Y	PASSAGE LITE	HM	PASSAGE	SIDELITE
411	Open Office	411a	3’-0”	8“0”	1-3/4”	MAPLE	Y	Y	Y	PASSAGE LITE	HM	CARD ACCESS	SWIPE CARD ACCESS
412	VP Office	412a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
413	VP Office	413a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
414	VP Office	414a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
415	VP Office	415a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
417	MGR Office	417a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
418	MGR Office	418a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
419	MGR Office	419a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
421	MGR Office	421a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
422	MGR Office	422a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
423	MGR Office	423a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
424	VP Office	424a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE

NOTE: DOORS AND FRAMES ARE LONG LEAD TIME ITEMS

InteriorLOGIC, Inc.

Door Schedule

Client: Connecture Atlanta

Project No.: 13004-01

Date: September 20, 2013

ROOM	ROOM	DOOR	SIZE				SELF				FRAME
#	NAME	NO.	WIDTH	HEIGHT	THICK	MATL	CLOSURE	LOCKING	GLASS	TYPE	MATL	FUNCTION	NOTES
425	Director Office	425a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
426	Conference	426a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
428	Copy/Mail	428a	3’-6”	8“0”	—	—	—	—	—	—	—		FRAMED OPENING
		428b	3’-6”	8“0”	—	—	—	—	—	—	—		FRAMED OPENING
429	Mgr Office	429a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
430	Mgr Office	430a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
434	Dining	434a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	Y	PASSAGE LITE	HM	PASSAGE	SIDELITE
435	Kitchen	435a	6’-0”	8’-0”	—	—	—	—	—	—	—		FRAMED OPENING
436	Vending	436a	3’-0”	8“0”	—	—	N	N	N	—	—		FRAMED OPENING
		436b	3’-0”	8“0”	—	—	N	N	N	—	—		FRAMED OPENING
438	Kitchen Storage	438a	3’-0”	8“0”	1-3/4”	MAPLE	—	Y	—	—	HM	STOREROOM
439	Health Services	439a	3’-0”	8“0”	—	—	—	—	—	—	—		FRAMED OPENING
440	Health Services	440a	3’-0”	8“0”	1-3/4”	MAPLE	N	Y	N	—	HM	PRIVACY	PRIVACY LOCK
442	Hardware Storage	442a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	Y	PASSAGE LITE	HM	STOREROOM
443	LAN Room	443a	3’-0”	8“0”	1-3/4”	MAPLE	N	Y	Y	PASSAGE LITE	HM	CARD ACCESS	SWIPECARD
445	Director Office	445a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
446	Phone Enclave	446a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
447	Director Office	447a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
448	Open Office	448a	3’-0”	8“0”	1-3/4”	MAPLE	Y	Y	N	—	HM	CARD ACCESS	SIDELITE
		448b	3’-0”	8“0”	1-3/4”	MAPLE	Y	Y	N	—	HM	CARD ACCESS	SIDELITE
449	HR Storage	449a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	Y	PASSAGE LITE	HM	PRIVACY	PRIVACY LOCK

NOTE: DOORS AND FRAMES ARE LONG LEAD TIME ITEMS

InteriorLOGIC, Inc.

Door Schedule

Client: Connecture Atlanta

Project No.: 13004-01

Date: September 20, 2013

ROOM	ROOM	DOOR	SIZE				SELF				FRAME
#	NAME	NO.	WIDTH	HEIGHT	THICK	MATL	CLOSURE	LOCKING	GLASS	TYPE	MATL	FUNCTION	NOTES
450	Director Office	450a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
452	Team Rm/Phone Enclave	452a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	Y	PASSAGE LITE	HM	PASSAGE	SIDELITE
454	Open Office	454a	3’-0”	8“0”	1-3/4”	MAPLE	Y	Y	N	—	HM	CARD ACCESS	SWIPECARD
455	Director Office	455a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
456	Director Office	456a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
457	Director Office	457a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
459	Mgr Office	459a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
460	Mgr Office	460a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
461	Mgr Office	461a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
462	Passage	462a	3’-0”	8“0”	1-3/4”	MAPLE	Y	Y	N	—	HM	CARD ACCESS	SWIPECARD
463	Phone Enclave	463a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	Y	PASSAGE LITE	HM	PASSAGE
464	Copy/Mail	464a	—	—	—	—	—	—	—	—			FRAMED OPENING
465	Mgr Office	465a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
466	Mgr Office	466a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
467	Mgr Office	467a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
468	Director Office	468a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
469	Director Office	469a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
470	Director Office	470a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
471	Conference	471a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
474	Mgr Office	474a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE

NOTE: DOORS AND FRAMES ARE LONG LEAD TIME ITEMS

InteriorLOGIC, Inc.

Door Schedule

Client: Connecture Atlanta

Project No.: 13004-01

Date: September 20, 2013

ROOM	ROOM	DOOR	SIZE				SELF				FRAME
#	NAME	NO.	WIDTH	HEIGHT	THICK	MATL	CLOSURE	LOCKING	GLASS	TYPE	MATL	FUNCTION	NOTES
475	Mgr Office	475a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
477	Passage	477a	3’-0”	8“0”	1-3/4”	MAPLE	Y	Y	N	—	HM	SWIPE CARD ACCESS	SWlPECARD/SIDE LITE
478	Mgr Office	478a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
479	Mgr Office	479a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
480	Mgr Office	480a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
481	Conference	481a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	Y	—	HM	PASSAGE	SIDELITE
482	Director Office	482a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
483	VP Office	483a	3‘-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
484	VP Office	484a	3‘-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE
485	Passage	485a	3‘-0”	8“0”	1-3/4”	MAPLE	Y	Y	Y	PASSAGE LITE	HM	SWIPE CARD ACCESS	SWlPECARD/SIDE LITE
486	Executive Lounge	486a	3’-0”	8“0”	1-3/4”	MAPLE	N	N	N	—	HM	PASSAGE	SIDELITE

NOTE: DOORS AND FRAMES ARE LONG LEAD TIME ITEMS

InteriorLOGIC, Inc.

Plumbing Fixture Schedule

Client: Connecture Atlanta

Project No: 13004-01

Date: September 20, 2013

Revised:

ROOM #	ROOM NAME	ITEM	MFG.	PRODUCT	DESC	FINISH
404	Visitor Servery	sink	Kohler	K3362-3	Staccato 25” single bowl sink, 3-hole, self rimming	stainless steel
		faucet	Kohler	K15850-4M	Coralis Faucet w/Lever Handles	polished chrome
disposal by LL Engineer

435	Kitchen	sink	Kohler	K3362-3	Staccato 25” single bowl sink, 3-hole, self rimming	stainless steel
		faucet	Kohler	K-15888-K	Coralis Faucet w/Leverl Handles
disposal by LL Engineer

439	Health Services	toilet	Kohler	K-3949	Highline Comfort Height, 1.28 GPF, left hand lever	White
		sink	Kohler	K2906-8-0	Ellington dropinsink w/concentricecircles, cast iron, 8” centers	White
		faucet	Kohler	K-11075-8	Archer widespread faucet w/lever handles	White

PROVIDE ALL RELATED KOHLER ACCESSOSSORIES

Hot water at all sink locations

SCHEDULE C-3

SAMPLE LEVEL OF DETAIL FOR

DESIGN DEVELOPMENT DRAWINGS AND SPECIFICATIONS

Reference is made to the following plans prepared by InteriorLOGIC for Connecture in the Brookfield Lakes Corporate Center Building XVII, Project No. 12005, dated April 27, 2012:

Improvements Index
1.

Drawings

A200 – Connecture Second Floor Demolition Plan prepared by InteriorLOGIC, dated 4/27/12

A201 – Connecture Second Floor Partition Plan prepared by InteriorLOGIC, dated 4/27/12

A203 – Connecture Second Floor Finish Plan prepared by InteriorLOGIC, dated 4/27/12

A204 – Connecture Second Floor Electrical Plan prepared by InteriorLOGIC, dated 4/27/12

A204 – Connecture Second Floor Ceiling Plan prepared by InteriorLOGIC, dated 4/27/12

A300 – Connecture Third Floor Demolition Plan prepared by InteriorLOGIC, dated 4/27/12

A301 – Connecture Third Floor Partition Plan prepared by InteriorLOGIC, dated 4/27/12

A303 – Connecture Third Floor Finish Plan prepared by InteriorLOGIC, dated 4/27/12

A304 – Connecture Elevations and Details prepared by InteriorLOGIC, dated 4/27/12

A305 – Connecture Elevations and Details prepared by InteriorLOGIC, dated 4/27/12

A306 – Connecture Floor Pattern Plan prepared by InteriorLOGIC, dated 4/27/12

A307 – Connecture Electrical Schematic prepared by InteriorLOGIC, dated 4/27/12

A308 – Connecture Third Floor Ceiling Plan prepared by InteriorLOGIC, dated 4/27/12

2.	Schedules and Specifications A. Workletter Finish and Material Specification B. Room Finish Schedule C. Product Cut Sheets D. Casework Schedule E. Door Schedule

3.	AutoCAD Files A. Second Floor B. Third Floor

EXHIBIT D

RULES AND REGULATIONS

1. The sidewalks, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Building shall not be obstructed, even temporarily, or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings, tinted coating, film or screens shall be attached to or hung in, or used in connection with, any window, glass surface or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls or windows or other glass surfaces (including without limitation glass storefronts). Signs on entrance door or doors shall conform to building standard signs, samples of which are on display in Landlord’s rental office. Signs on doors shall, at Tenant’s expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

7. Tenant shall not in any way deface any part of the Premises or the Building. If Tenant desires to use linoleum or other similar floor covering, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water; the use of cement or other similar adhesive materials, which are not water soluble, are expressly prohibited.

8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Tenant on the Premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Tenant’s layout, which is to be primarily used by Tenant’s employees for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. No space in the Building shall be used for manufacturing, distribution, or for the storage of merchandise or for the sale of merchandise, goods, or property of any kind at auction.

10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways. Tenant shall not cause or permit any unseemly or disturbing activity or conduct to be visible through any window, opening, doorway, glass storefront or other glass surface or any other means of visibility that disturbs or interferes with (i) tenants or other occupants of the building or their licensees or invitees or (ii) neighboring buildings or premises or those having business with them, including without limitation, receptions, parties, recreation and other activities of a social nature not directly related to Tenant’s use of the Premises.

11. Neither Tenant, nor any of Tenant’s servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant’s business offices.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. Tenant shall not overload any floor. Tenant shall obtain Landlord’s consent before bringing any safes, freight, furniture, or bulky articles into the Building and Landlord can specify to Tenant the location for the placement of such articles. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord or its agent may reasonably determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or as a barber or manicure shop, or as a public employment bureau or agency, or for a public finance (personal loan) business, or for the possession, storage, manufacture or sale of liquor, narcotics, illegal substances, tobacco in any form, pornographic magazines; provided, however, nothing in this sentence shall be deemed to prohibit Tenant or its employees or business invitees from personal use of tobacco. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on said premises, nor advertise for laborers giving an address at the Building. Tenant shall not place any juke box, billiard or pool table or other recreational device at or in the Premises that is audible from outside of the Premises (including from any floors above or below the Premises).

15. Intentionally deleted.

16. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Sundays, legal holidays and after 2:00 p.m. on Saturdays all persons who do not sign in and out on a register in the lobby of the Building, showing the name of the person, the Premises visited and the time of arrival and departure. All such persons entering or leaving the Building during such times may be expected to be questioned by the Building security personnel as to their business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

18. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose or for any other activity not appropriate, in Landlord’s sole discretion, to an office building of the quality and stature of the Building.

19. The requirements of Tenant will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

20. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

21. There shall not be used in any space, or in the public halls of any building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators.

22. Tenant, in order to obtain maximum effectiveness of the cooling system, shall lower and/or close the blinds or drapes when sun’s rays fall directly on windows of Premises. Tenant shall not remove the standard blinds installed in the Premises.

23. All paneling, rounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of any such materials, certification of the materials’ fire retardant characteristics shall be submitted to Landlord or its agents, in a manner satisfactory to Landlord.

24. Tenant shall not install any vending machines in the Building without Landlord’s consent, other than vending machines located within the Premises and which are solely for the use and convenience of Tenant’s employees.

25. All articles and the arrangement style, color and general appearance thereof, in the interior of the Premises that will be visible from the exterior thereof, including, without limitation, window displays, advertising matter, signs, merchandise, furniture, and store fixtures, shall be subject to Landlord’s approval, and, in any case, shall be maintained in keeping with the character and standards of the Building.

26. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building.

27. Tenant shall abide by no-smoking restrictions in all areas within the Building, other than Tenant spaces, designated or posted by Landlord as no-smoking areas.

28. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or part, the terms, covenants, agreements and conditions of the main text (including Special Stipulations) of the Lease, which text shall control in the instance of conflict.

EXHIBIT E

SPECIAL STIPULATIONS

1.	OPTION TO EXTEND TERM.

(a) Tenant shall have and is hereby granted the option to extend the Lease Term for one (1) period of five (5) years commencing on the date immediately following the Expiration Date (the “Extension Period”), provided (i) Tenant delivers written notice (the “Extension Notice”) to Landlord, not more than fifteen (15), or less than nine (9), months prior to the Expiration Date, time being of the essence, of Tenant’s irrevocable election to exercise such extension option; (ii) at the time of Tenant’s delivery of the Extension Notice, no Default exists and Landlord has not provided written notice to Tenant regarding any non-payment of money required to be paid by Tenant hereunder which, if not paid by Tenant within the applicable cure period, will constitute a Default under the Lease; and (iii) Tenant has not assigned its interest in the Lease or sublet more than fifty percent (50%) of the Rentable Area of the Premises (other than to an Affiliate Transferee).

(b) All terms and conditions of the Lease, including, without limitation, all provisions governing the payment of Additional Rental, shall remain in full force and effect during the Extension Period, except that Base Rental (on a per rentable square foot basis) payable during the Extension Period shall equal the Fair Market Rental Rate (hereinafter defined) at the time of the commencement of the Extension Period, and the Expiration Date of the Lease shall be the last day of the Extension Period. As used in this Lease, the term “Fair Market Rental Rate” shall mean the fair market rental rate that would be agreed upon between a landlord and a tenant entering into a lease or lease renewal for comparable space as to location, configuration, size and use, in a Comparable Building, with a comparable build-out and a comparable term assuming the following: (A) the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests; and (B) the tenant pays Pass-Through Expenses as set forth in the Lease.

(c) Landlord and Tenant shall negotiate in good faith to determine the Base Rental for the Extension Period, for a period of thirty (30) days after the date on which Landlord receives Tenant’s Extension Notice. If Landlord and Tenant do not agree on the Fair Market Rental Value by the expiration of such thirty (30) day period, Tenant may, at Tenant’s sole option, rescind its Extension Notice by delivery of written notice to Landlord of such decision within ten (10) days of the expiration of such 30-day period (“Tenant’s Rescission Period”). In the event that Tenant does not rescind its Extension Notice on or before the expiration of Tenant’s Rescission Period, the Fair Market Rental Rate for the Premises shall be determined as follows. Landlord and Tenant, within ten (10) days after the expiration of Tenant’s Rescission Period, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Fair Market Rental Rate (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Fair Market Rental Rate shall be the average of the two Estimates. If the Fair Market Rental Value is not resolved by the exchange of Estimates, Landlord and Tenant, within five (5) days after the exchange of Estimates, shall each select a “qualified” appraiser to determine which of the two Estimates most closely reflects the Fair Market Rental Rate. A

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qualified appraiser means a commercial real estate appraiser licensed in the State of Georgia, having at least ten (10) years experience in commercial office lease transactions in the downtown Atlanta office market, and being a member of the Appraisal Institute. Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Fair Market Rental Rate. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the five day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects Fair Market Rental Rate within ten (10) days after their appointment, then, within five (5) days after the expiration of such ten (10) day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within ten (10) days, the appraiser shall make his determination of which of the two Estimates most closely reflects Fair Market Rental Value and such Estimate shall be binding on both Landlord and Tenant. The parties shall share equally in the costs of the third appraiser. Any fees of any broker, appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such broker, appraiser, counsel or expert.

(d) Should the Lease Term be extended hereunder, each party shall execute and deliver to the other party a mutually-acceptable amendment modifying the Lease, which amendment shall set forth the Base Rental for each year of the Extension Period and the other economic terms and provisions in effect during the Extension Period; provided, however, that failure to execute such an amendment shall not affect the parties’ rights and obligations hereunder.

2.	PREFERENTIAL RIGHT.

(a) Subject to Rights of Existing Tenants (hereinafter defined) in and to the Offered Space (hereinafter defined) and the terms and conditions hereinafter set forth, Tenant shall have an on-going preferential right to lease such Offered Space (the “Preferential Right”), provided (i) at the time that Landlord would otherwise be required to provide an Offer Notice (hereinafter defined), no Default exists and Landlord has not provided written notice to Tenant regarding any non-payment of money required to be paid by Tenant hereunder which, if not paid by Tenant within the applicable cure period, will constitute a Default under the Lease; (ii) Tenant has not assigned its interest in the Lease or sublet more than thirty-five percent (35%) of the Rentable Area of the Premises (other than an Affiliate Transferee); and (iii) as of the Offer Space Commencement Date (hereinafter defined) there will be no less than three (3) years remaining on the Lease Term. Provided Tenant is entitled to exercise the Preferential Right hereunder, if Landlord submits to or receives from any third party (a “Proposed Tenant”) a Qualified Proposal (hereinafter defined) to lease of all or any portion of the remaining portion of Suite 310 comprising approximately 11,180 square feet of Rentable Area depicted on Exhibit A-2 (the “Preferential Space”; and the portion so offered in any instance, the “Offered Space”), then Landlord shall then offer to Tenant the right to lease such Offered Space upon the Offered Terms (hereinafter defined). The Preferential Space shall automatically be deemed to exclude any Expansion Space that Tenant has leased pursuant to the Expansion Option described in Section 3, below.

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(b) Landlord’s offer shall be made by Landlord to Tenant in a written notice (the “Offer Notice”) designating the Offered Space and specifying the economic terms applicable thereto, which shall be the Offered Terms. In no event shall Landlord be required to send an Offer Notice to Tenant if, as of the Offer Space Commencement Date, there will be less than three (3) years remaining on the initial Lease Term (and not, for the avoidance of doubt, during the Extension Period). Tenant may accept the offer on the Offered Terms by delivering to Landlord an unconditional and irrevocable written notice of acceptance (“Tenant’s Notice”) of such Offered Terms within ten (10) days after Landlord delivers the Offer Notice to Tenant. Time is of the essence with respect to the giving of Tenant’s Notice. Tenant must accept all of the Offered Space offered by Landlord if Tenant desires to accept any of such Offered Space, and may not exercise its right with respect to only a portion of such space. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this section, Landlord shall have the right to execute a lease for the Offered Space to any party that Landlord desires in its sole discretion at any time during the one hundred eighty (180) day period following the date that Tenant rejects (or fails to timely accept) Landlord’s offer; provided, however, that if Landlord wishes to lease the Offered Space to a third party with an effective rental rate (taking into account all economic inducements and concessions) which is more favorable to the tenant than that set forth in the Qualified Proposal on which the Offered Terms were based, then Landlord agrees to first re-offer the Offered Space to Tenant in accordance with this Section 2.

(c) In the event Tenant should timely exercise the Preferential Right, the following shall apply: (i) the Offered Space shall be deemed a part of the Premises and shall be taken by Tenant as of the same date that such Offered Space was to be taken by the third party pursuant to the terms of the Offer Notice (the “Offered Space Commencement Date”); (ii) as of the Offered Space Commencement Date, the Offered Terms shall apply with respect to Tenant’s lease of the Offered Space (and, if applicable, Tenant’s Percentage Share shall increase based on the Rentable Area of the Offered Space in accordance with the formula set forth in the Lease); and (iii) each party shall execute and deliver to the other party a mutually-acceptable amendment modifying the Lease, which amendment shall set forth the Base Rental, the square footage comprising the Premises, and Tenant’s Proportionate Share, all as appropriately adjusted, and the other economic terms and provisions to be in effect during the Lease Term without material modifications to the other Lease provisions; provided, however, that failure to execute such an amendment shall not affect the parties’ rights and obligations hereunder.

(d) As used herein, the term “Qualified Proposal” means a letter of intent or written offer to lease stipulating the economic terms for the leasing of the Offered Space which terms are acceptable to Landlord, in Landlord’s sole discretion, including the duration of the term thereof. The term “Qualified Proposal” shall not include any offer which Landlord is required to provide another tenant pursuant to Rights of Existing Tenants.

(e) As used herein, the term “Offered Terms” means a lease of the Offered Space for the remainder of the Lease Term set forth herein, upon all of the terms and conditions of this Lease, except that: (i) Tenant shall pay Base Rental and Pass-Through Expenses with respect to the Offered Space on the terms contained in the Qualified Proposal; (ii) in lieu of the abatements for the duration set forth in Section 3.4 of the Lease, Landlord shall provide to Tenant any abatement of Base Rental and/or Pass-Through Expenses which is set forth in the Qualified

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Proposal; provided, however, that if duration of the Lease Term for the Offered Space (that is, the period occurring from and after the Offered Space Commencement Date and expiring on the Expiration Date, without regard to any extensions) is less than the duration of the term completed by the Qualified Proposal, then amount or duration of such abatement shall be pro-rated based on the ratio (the “Concession Adjustment Ratio”) that the duration of the Lease Term for the Offered Space bears to the duration of the term contemplated by the Qualified Proposal; and (ii) in lieu of providing a Landlord’s Allowance hereunder, Landlord shall provide Tenant with any tenant improvements and/or allowances with respect to the Offered Space which is set forth in the Qualified Proposal; provided, however, that the amount of such allowances and the amount that Landlord is required to expend on such tenant improvements shall be pro-rated based on the Concession Adjustment Ratio. For the avoidance of doubt, because the Offered Terms are derived from, but not necessarily identical to, the terms of the Qualified Proposal, the parties acknowledge and agree that if Tenant fails to timely exercise an offer hereunder and Landlord subsequently enters a lease with a third party tenant upon the terms of the applicable Qualified Proposal, such terms may be more favorable to the tenant thereunder than the Offered Terms.

(f) As used herein, the term “Rights of Existing Tenants” shall mean (i) any expansion rights, renewal rights, rights of first offer or refusal, preferential or other rights existing as of the Effective Date held by tenants in the Building with respect to the space in question or any portion thereof, (ii) any renewal rights granted by Landlord after the Effective Date to any tenant of all or any portion of such space, and (iii) the right of any tenant of the such space to negotiate an extension of the term of its lease of such space or a new lease demising such space. As of the date hereof, Landlord discloses that Doner Partners, LLC has certain preferential rights in and to the Preferential Space, and such rights constitute Rights of Existing Tenants hereunder.

(g) The term “Offered Space Lease Costs,” as such term is used in Section 4, below, shall mean the sum of: (A) all attorneys’ fees and brokerage commissions incurred by Landlord in connection with the leasing of the Offered Space by Tenant; (B) the aggregate value of all amounts abated by Landlord in connection with the Offered Space; and (C) all of Landlord’s hard and soft costs in connection with the design and construction of the Tenant Improvements applicable to the Offered Space. The amortization of the Offered Space Lease Costs shall be effected as though the total of such costs was the principal amount of a promissory note, bearing interest at the rate of eight percent (8%) per annum, where the principal shall be repaid in equal monthly installments of principal and interest commencing on the date immediately following the expiration of all abatements set forth in subsection (e), above, and expiring on the initially scheduled Expiration Date, in such amount as to cause the principal balance to be reduced to zero as of the Expiration Date.

3.	EXPANSION OPTION.

(a) Subject to Rights of Existing Tenants in and to the Available Area (hereinafter defined) and the terms and conditions of this Section 3, Tenant is hereby granted the one-time option (the “Expansion Option”) to expand the Premises to include between 2,500 and 5,000 square feet of the Rentable Area on the third (3rd) floor of the Building (the exact size, location, and configuration of which shall be reasonably designated by Landlord) (the “Expansion Space”) which is vacant and available for lease as of the first day of the fifth (5th) Lease Year

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(the “Available Area”). Tenant acknowledges and agrees that if, as of the first day of the fifth (5th) Lease Year, there does not or will not exist Expansion Space within the Available Area, then Tenant’s Expansion Option shall be null and void. Without limiting the foregoing, in no event shall Landlord be required to relocate common areas or facilities to create Available Area or to demise Available Area to create the Expansion Space if Landlord determines, in Landlord’s sole but reasonable judgment, that the remaining Available Area (the “Non-Leased Space”) will be unsuitable, undesirable or inconsistent with Landlord’s leasing efforts in the Building (whether by reason of its remaining size, configuration, access to Building amenities or systems, or otherwise).

(b) Tenant may only exercise the Expansion Option by delivering written notice (the “Expansion Notice”) to Landlord no earlier than the first day of the fourth (4th) Lease Year and no later than the date which is six (6) full months prior to the commencement of the fifth (5th) Lease Year (the “Expansion Notice Deadline”). Following receipt of the Expansion Notice, Landlord shall designate the location of the Expansion Space to be subject to lease by Tenant hereunder by written notice to Tenant or, if Landlord concludes that no Expansion Space will be available for lease within the Available Area as of the first day of the fifth (5th) Lease Year, Landlord shall notify Tenant as such by written notice, whereupon Tenant’s exercise of the Expansion Option shall be deemed null and void. Tenant shall not be permitted to exercise the Expansion Option if (i) as of the date of Tenant’s Expansion Notice, any Default exists or Landlord has provided written notice to Tenant regarding any non-payment of money required to be paid by Tenant hereunder which, if not paid by Tenant within the applicable cure period, will constitute a Default under the Lease; or (ii) Tenant has assigned its interest in the Lease or sublet more than thirty-five percent (35%) of the Rentable Area of the Premises (other than an Affiliate Transferee).

(c) Once designated by Landlord, the exact size and location of the Expansion Space shall be subject to further adjustment by Landlord as necessary to accommodate applicable laws and to preserve the marketability of the Non-Leased Space, it being the intent of the parties that the Expansion Space and the Non-Leased Space shall be demised in compliance with applicable laws and be marketable to prospective third party tenants. In addition, if all or any portion of the Expansion Space is not separately demised, Landlord shall construct demising wall(s) to separately demise the Expansion Space and shall perform all other work necessary to separately demise the Expansion Space in accordance with all applicable laws and in accordance with Building standards. Such demising work (the “Demising Work”) shall be performed at Tenant’s sole cost and expense and may include, without limitation, all work necessary to provide direct access from the Expansion Space and the Non-Leased Space to the common areas on the floor of the Building (including the elevator lobby and restrooms). Tenant shall reimburse Landlord, within thirty (30) days following Landlord’s demand, for all costs and expenses incurred by Landlord in connection with the design and construction of the Demising Work.

(d) Time is of the essence with respect to Tenant’s delivery of the Expansion Notice. The Expansion Notice shall constitute Tenant’s irrevocable election to expand the Premises to include the applicable Expansion Space, subject to Landlord’s determination that Expansion Space is available hereunder as described above. In the event that Tenant fails to deliver the Expansion Notice prior to the Expansion Notice Deadline, or otherwise fails to comply with any other condition to the exercise of the Expansion Option, the Expansion Option shall terminate and be null, void and of no further force or effect.

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(e) If Tenant delivers an Expansion Notice within the time and in the manner provided in this Section 3, then the following terms shall apply to the leasing of the Expansion Space:

(i) Landlord shall deliver the Expansion Space to Tenant on the date (the “Expansion Date”) which is no later than thirty (30) days following the first day of the fifth (5th) Lease Year; provided, however, notwithstanding anything to the contrary contained in this Lease, if, for any reason, Landlord is unable to deliver possession of the Expansion Space to Tenant on or before the foregoing date, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but, rather, the Expansion Date shall be the date on which Landlord actually delivers possession of the Expansion Space to Tenant.

(ii) as of the Expansion Date, the Expansion Space shall be added to, and become a part of, the Premises, and, except as otherwise set forth in this Section 3, Tenant’s lease thereof shall be governed by all of the provisions of this Lease, which shall continue in full force and effect and be applicable to the Expansion Space;

(iii) as of the Expansion Date, the Rentable Area of the Premises shall be increased by the Rentable Area of the Expansion Space, and Tenant’s Pro Rata Share shall be increased accordingly;

(iv) Landlord shall provide to Tenant such economic concessions (such as rental abatements and an improvement allowance) as Landlord determines to be included within the Fair Market Rental Rate;

(v) the Base Rental payable by Tenant for the Expansion Space shall be the Fair Market Rental Rate (fully taking into account the economic concessions that Landlord will, or will not, provide to Tenant hereunder, including any period during which Tenant is entitled to occupancy but not required to pay Rent set forth in subsection (vi), below), determined in accordance with the same procedures set forth in Section 1, above; and

(vi) Tenant shall commence paying all Base Rental and Tenant’s Pass-Through Expenses for the Expansion Space on the date which is one hundred twenty (120) days following the Expansion Date.

(f) Upon Tenant’s exercise of its Expansion Option, each party shall execute and deliver to the other party a mutually-acceptable amendment modifying the Lease, which amendment to this Lease shall evidence the leasing of the Expansion Space by Tenant on the terms and conditions of this Section 3; provided, however, that failure to execute such an amendment shall not affect the parties’ rights and obligations hereunder.

(g) The Expansion Option shall automatically expire and be deemed of no further force and effect in the event that Tenant exercises its Preferential Right or Early Termination Option. For the avoidance of doubt, if Tenant exercises the Early Termination Option (hereinafter defined), Tenant shall have no right to exercise the Expansion Option.

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(h) The term “Expansion Space Lease Costs,” as such term is used in Section 4, below, shall mean the sum of: (A) all attorneys’ fees and brokerage commissions incurred by Landlord in connection with the leasing of the Expansion Space by Tenant; (B) the aggregate value of all amounts abated by Landlord in connection with the Expansion Space; and (C) all of Landlord’s hard and soft costs in connection with the design and construction of the Tenant Improvements applicable to the Expansion Space. The amortization of the Expansion Space Lease Costs shall be effected as though the total of such costs was the principal amount of a promissory note, bearing interest at the rate of eight percent (8%) per annum, where the principal shall be repaid in equal monthly installments of principal and interest commencing on the date immediately following the expiration of all abatements provided to Tenant in connection with the Expansion Space, and expiring on the initially scheduled Expiration Date, in such amount as to cause the principal balance to be reduced to zero as of the Expiration Date.

4.	EARLY TERMINATION OPTION.

Provided that (i) no Default exists at the time of Tenant’s delivery of the Early Termination Notice (as defined below), (ii) no Default under the Lease occurs between the date of delivery of the Early Termination Notice and the Early Termination Date (hereinafter defined); and (iii) Tenant has not assigned its interest in the Lease or sublet more than fifty percent (50%) of the Rentable Area of the Premises (except to an Affiliate Transferee), then Tenant shall have the one-time right to terminate the Lease (the “Early Termination Option”) effective as of the last day of the sixth (6th) Lease Year (the “Early Termination Date”). Tenant may only exercise the Early Termination Option by delivering an irrevocable written notice of termination to Landlord on or before the date which is twelve (12) full calendar months prior to the Early Termination Date (the “Early Termination Notice Delivery Date”). In the event Tenant elects to exercise the Early Termination Option, Tenant shall pay to Landlord a termination fee (the “Early Termination Fee”) equal to the sum of the unamortized balance, as of the Termination Date, of all Lease Costs (hereinafter defined) and, if applicable, any such Lease Costs attributable to the Offered Space Lease Costs and the Expansion Space Lease Costs. Assuming that Tenant does not exercise its Preferential Right or the Expansion Option, the Early Termination Fee would be $1,114,688.94. For purposes of calculating the Early Termination Fee, the term “Lease Costs” means the sum of: (A) all attorneys’ fees and brokerage commissions incurred by Landlord in connection with the leasing of the Premises by Tenant during the Lease Term; and (B) the amount of Landlord’s Allowance. The amortization of the Lease Costs shall be effected as though the total of such costs was the principal amount of a promissory note, bearing interest at the rate of eight percent (8%) per annum, where the principal shall be repaid in equal monthly installments of principal and interest commencing on the Commencement Date and expiring on the initially scheduled Expiration Date, in such amount as to cause the principal balance to be reduced to zero as of the Expiration Date. Tenant shall pay to Landlord the Early Termination Fee following Tenant’s delivery of the Early Termination Notice, within ten (10) days after Landlord delivers to Tenant the calculation of the Early Termination Fee. The Early Termination Payment shall be in addition to, and not in lieu of, the payments of Base Rental, Additional Rental and other charges accruing under the Lease through the Early Termination Date. Time is of the essence with respect to delivery of the Early Termination Notice and the Early Termination Payment. In the event Tenant fails to deliver the Early Termination Notice or fails to pay the Early Termination Payment within the applicable time period set forth above, then the Early Termination Notice will automatically be deemed

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void, cancelled and of no further force or effect, and the Lease shall automatically continue in full force and effect. Should Tenant fail to surrender the Premises to Landlord on or before the Early Termination Date, time being of the essence, then, at Landlord’s sole option: (i) Landlord shall be entitled to exercise all of the rights and remedies available to Landlord under the Lease upon a Default by Tenant thereunder (and such other rights and remedies as may be available to Landlord under the Lease, at law or in equity); and (ii) Tenant shall be liable to Landlord as a hold-over tenant under the Lease and shall be subject to the terms and conditions applicable thereto under the Lease, except that Tenant shall immediately indemnify and hold harmless Landlord from and against any and all costs, expenses, liabilities and damages (including attorneys’ fees) resulting from such holding over (including consequential damages). Upon Tenant’s exercise of the Early Termination Option, the extension options, the Preferential Right, and the Expansion Option set forth above in Sections 1, 2 and 3, above, shall be deemed null and void and of no further force or effect.

5.	INTENTIONALLY OMITTED.

6.	SIGNAGE.

(a) Landlord shall provide one Building-standard suite entry sign identifying Tenant as the tenant of the Premises, located near the main entry to the Premises. Landlord shall identify Tenant on the Building directory located in the lobby of the Building.

(b) Landlord shall identify Tenant on the Building’s monument sign fronting Ivan Allen Jr. Boulevard (the “Monument Sign”) at Landlord’s sole cost and expense, but only for so long as (a) Tenant is not in Default; and (b) Connecture, Inc. or an Affiliate Transferee continues to lease, and occupy, at least seventy-five percent (75%) of the Rentable Area leased to Tenant as of the Effective Date. Landlord shall maintain and repair the Monument Sign during the Lease Term (as extended, if applicable), and the maintenance and repair costs associated therewith shall be included in Operating Expenses. Tenant shall be solely responsible for all costs associated with the maintenance and repair of Tenant’s sign panel on the Monument Sign during the Lease Term, and the removal and disposal of Tenant’s sign panel from the Monument Sign upon the expiration or earlier termination of the Lease. Tenant shall pay Landlord for such costs within thirty (30) days after invoice therefor. Landlord reserves the right to identify other tenants of the Building and other matters on the Monument Sign. The design, size, location, composition, and installation of the Tenant’s signage on the Monument Sign shall be as determined by Landlord and shall comply with all applicable laws, ordinances, covenants and restrictions. Landlord hereby approves Tenant’s initial desired signage as set forth in Exhibit I attached hereto and incorporated herein; provided, however, Landlord’s approval shall not be construed as a confirmation that such desired signage complies with applicable laws, ordinances, covenants and restrictions.

7.	ROOFTOP EQUIPMENT.

(a) During the Lease Term, and subject to the terms and conditions of this Section 7, Tenant shall have the non-exclusive right, at no additional charge, to use a portion of the roof of the Building designated by Landlord for the installation, maintenance, repair, replacement and removal of up to one (1) satellite dish or antenna not exceeding one (1) meter in diameter and

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four feet (4’) in height, together with the necessary conduit extending from such dish or antenna to the Premises (collectively, the “Rooftop Equipment”); provided, however, (i) the installation and operation of the Rooftop Equipment must be only for providing services to the Premises for Tenant’s exclusive use, and be permitted under, and conform to, all applicable laws, (ii) Tenant shall cause the Rooftop Equipment to be fully screened from view and sound in a manner reasonably directed by Landlord; and (iii) Landlord shall have approved in its reasonable discretion all aesthetic, structural, mechanical and electrical details of the Rooftop Equipment, including without limitation, the proposed method of attaching the Rooftop Equipment to the roof. Tenant shall be entitled to connect the Rooftop Equipment to the Building’s electric power source using riser space available generally to tenants in the Building; provided, however, that: (A) the method of connecting any component of the Rooftop Equipment to the Building’s electric power source and the specific location in the Building at which such connection will be effected, shall be subject to Landlord’s prior written approval; and (B) such connection shall be undertaken by licensed contractor(s) approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed). The cost of connecting the Rooftop Equipment to the Building’s electric power source and the cost of all electricity consumed by the Rooftop Equipment shall be separately metered and paid by Tenant. Tenant shall pay the cost of any such meter or submeter.

(b) Prior to or contemporaneous with requesting Landlord’s approval of the installation of the Rooftop Equipment, Tenant shall provide to Landlord: (i) plans and specifications for the Rooftop Equipment; and (ii) copies of all required governmental and quasi-governmental permits, licensees, special zoning variances, and authorizations for the installation and operation of the Rooftop Equipment, all of which Tenant shall obtain at its own cost and expense. Landlord may withhold its approval of the installation of the Rooftop Equipment if the installation, operation or removal of the Rooftop Equipment may (A) interfere with and/or materially and adversely affect the structure of the Building or any of the base Building systems, and/or void any warranty or guaranty applicable to the Building or the roof; or (B) cause the violation of any applicable laws. Landlord may require as a precondition to its approval of the installation of the Rooftop Equipment that Tenant (or, at Landlord’s option, Landlord) install, at Tenant’s sole cost and expense, a walkway and/or additional structural support, in a manner reasonably determined by Landlord’s engineer in its sole discretion, to the portion of the Roof on which Tenant desires to install the Rooftop Equipment.

(c) Tenant shall maintain the Rooftop Equipment in good condition and repair throughout the Lease Term.

(d) Landlord shall have access to the portion of the roof on which the Rooftop Equipment is located in order to inspect the Rooftop Equipment and the roof to determine, inter alia, if the Rooftop Equipment is causing damage to the roof or any other part of the Building and/or to repair the roof or remove or relocate the Rooftop Equipment. Landlord, at its sole option and discretion, may require Tenant, at any time prior to the expiration of this Lease, to terminate the operation of the Rooftop Equipment if any such equipment (i) interferes with and/or adversely affects the base Building or any of the base Building systems, (ii) threatens to void any warranty or guaranty applicable to the Building or the roof; (iii) generates noise or vibration which disrupts other tenants of the Building, or is interfering with any rooftop equipment being operated on the roof or elsewhere in the Building by any tenant in the Building

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or other licensee authorized by Landlord; (iv) violates any applicable laws, or (v) is not maintained in good condition and repair. Without limiting the other terms and conditions of this Lease but in furtherance thereof, Tenant acknowledges and agrees that Landlord has the right to remove, alter, improve, renovate or rebuild the common areas of the Building at any time during the Lease Term. In connection with Landlord’s exercise of the foregoing right, Landlord shall have the right, upon fifteen (15) days prior notice to Tenant, to temporarily suspend Tenant’s use of the Rooftop Equipment and/or relocate the Rooftop Equipment. In connection with Landlord’s exercise of the foregoing rights, Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from Landlord’s exercise of any of the foregoing rights, or for damages by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers or clients of Tenant, all such claims against Landlord for any and all such liability being hereby expressly released by Tenant.

(e) Tenant acknowledges that the rights contained in this Section 7 are non-exclusive, and that Landlord may grant such rights to any other tenant in the Building or any other licensee of Landlord’s choice (whether or not such licensee is a tenant of the Building).

(f) At the expiration or earlier termination of this Lease, Tenant, at Tenant’s sole cost, shall remove the Rooftop Equipment and all cabling and other equipment relating thereto from the Building, and Tenant shall restore the area where the Rooftop Equipment was located to its condition existing prior to such installation. In the event Tenant fails to promptly do so, Tenant hereby authorizes Landlord to remove the Rooftop Equipment and all cabling and other equipment relating thereto and restore the area of the roof and the other portions of the Building affected thereby, and charge Tenant for all actual costs and expenses incurred in connection therewith. Tenant’s obligation to perform and observe this covenant shall survive the expiration or earlier termination of this Lease.

(g) In no event shall Landlord’s approval of the installation or operation of Rooftop Equipment constitute any representation or warranty by Landlord that such installation and operation is in compliance with applicable laws or any warranty or guaranty applicable to the roof of the Building. Landlord expressly makes no representations or warranties with respect to the suitability or fitness of the roof for the Rooftop Equipment or applicable laws associated with the installation or operation of the Rooftop Equipment.

(h) Tenant covenants and agrees that the installation, operation, maintenance and removal of the Rooftop Equipment shall be at Tenant’s sole risk, cost and expense, and Landlord assumes no liability or responsibility whatsoever with respect to the installation, operation and removal of the Rooftop Equipment. Tenant shall indemnify, defend and hold Landlord harmless from and against any cost, damage, claim, liability or expense (including attorneys’ fees) incurred by or claimed against Landlord, directly or indirectly, as a result of or in any way arising from the installation, operation, maintenance or removal of the Rooftop Equipment, including without limitation, any loss or injury resulting from transmissions from the Rooftop Equipment.

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8.	SUPPLEMENTAL HVAC.

(a) Subject to the terms and conditions of this Section 8, Tenant may install a new supplemental HVAC system serving the Premises (the “Supplemental HVAC System”). The Supplemental HVAC System shall be deemed to constitute Tenant Improvements for all purposes of this Lease and, except as otherwise expressly provided in this Section 8, shall be installed in the Premises by Tenant in accordance with terms and conditions of the Tenant Improvement Agreement. Tenant acknowledges that the rights contained in this Section 8 are non-exclusive, and that Landlord may grant such rights to any other tenant in the Building or any other licensee of Landlord’s choice (whether or not such licensee is a tenant of the Building).

(b) Tenant shall be entitled to connect the Supplemental HVAC System to the Building’s electric power source and the Building’s condenser water system; provided, however, that: (i) the method of connecting any component of the Supplemental HVAC System to the Building’s electric power source and condenser water system, as well as the specific locations in the Building at which such connections shall be effected, shall be subject to Landlord’s approval in its reasonable discretion; and (ii) such connections shall be undertaken by licensed contractor(s) approved by Landlord. Tenant shall cause an electric current submeter or meter approved by Landlord to be installed in the Premises so as to measure the amount of electric current consumed by the Supplemental HVAC System. The cost of such submeter or meter, and the cost of installation, maintenance and repair thereof, shall be borne solely by Tenant. Throughout the Lease Term, Tenant shall pay Landlord (i) on a monthly basis, the cost of all electricity consumed by the Supplemental HVAC System; and (ii) the cost of any new or additional utility installations, including without limitation wiring and plumbing, resulting from or required by the operation of the Supplemental HVAC System, which amounts shall be paid by Tenant within ten (10) days following Landlord’s written invoice therefor.

(c) Tenant shall maintain the Supplemental HVAC System in good condition and repair at all times throughout the Lease Term. Tenant shall promptly notify Landlord in writing if it has actual knowledge that the Supplemental HVAC System is not functioning properly, is causing any damage to the Building, or is in violation of any applicable laws. Tenant shall enter into annual service contracts with reputable engineering firms for the inspection, maintenance and repair of the Supplemental HVAC System, and Tenant shall provide copies of such service contracts to Landlord. Should Tenant fail to cause the Supplemental HVAC System to be properly maintained in accordance with the terms and conditions of this Lease, Landlord may, but shall not be obligated to, upon providing at least ten (10) days prior written notice to Tenant, undertake such maintenance or repairs or enter into such service contracts, and all reasonable third party out-of-pocket costs and expenses incurred by Landlord in connection with same shall constitute Additional Rental payable by Tenant hereunder upon demand by Landlord. Landlord, at its sole option, shall have the right to require Tenant, at any time prior to the expiration of Lease Term, to cease the operation of the Supplemental HVAC System and remove the Supplemental HVAC System from the Premises if Landlord determines that any such equipment: (i) interferes with and/or adversely affects the base Building or any of the base Building systems, (ii) threatens to void any warranty or guaranty applicable to the Building; (iii) generates noise or vibration which unreasonably disrupts other tenants of the Building, or interferes with any HVAC equipment being operated elsewhere in the Building by any tenant in the Building or other licensee authorized by Landlord which other tenant or licensee installed its equipment prior to the installation of the Supplemental HVAC System; (iv) violates any applicable laws, or (v) is not being maintained in good condition and repair.

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(d) Without limiting the other terms and conditions of this Lease but in furtherance thereof, Tenant acknowledges and agrees that Landlord has the right to remove, alter, improve, renovate or rebuild the Building and its systems at any time during the Lease Term and, in connection with Landlord’s exercise of such rights, Landlord shall have the right to suspend Tenant’s use of the Supplemental HVAC System and/or relocate the Supplemental HVAC System. Except in an emergency situation, Landlord shall provide Tenant reasonable prior notice of such a suspension or relocation. In connection with Landlord’s exercise of the foregoing rights, Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from Landlord’s exercise of any of the foregoing rights, or for damages by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers or clients of Tenant, all such claims against Landlord for any and all such liability being hereby expressly released by Tenant. In exercising its rights under this paragraph, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business or enjoyment of its use of the Premises.

(e) Without limiting Landlord’s obligations under Section 7.3 of the Lease, Tenant covenants and agrees that the installation, operation and removal of the Supplemental HVAC System shall be at Tenant’s sole risk, cost and expense.

9.	RIGHTS PERSONAL TO TENANT.

Tenant’s rights under this Exhibit E are personal to Connecture, Inc. and may not be exercised by any subtenant or assignee thereof (other than an assignee which is an Affiliate Transferee) or any other person or entity whatsoever, except for the Early Termination Option, signage, Rooftop Equipment and Supplemental HVAC rights granted to Tenant pursuant to this Exhibit E which may be exercised by any assignee of Tenant. Further, Tenant may assign Tenant’s rights to use the Rooftop Equipment and Supplemental HVAC pursuant to any subtenant in any sublease permitted hereunder; provided, however, that both Tenant and the subtenant shall be bound by all terms, conditions and limitations applicable to such rights contained in this Lease.

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EXHIBIT F

JANITORIAL SERVICES

Daily Cleaning and Maintenance:

1.	At least twice daily, check main Building entrance lobby and all elevator cabs for cleanliness.

2.	At least twice daily, check ladies’ restrooms and lavatories. Fill soap, tissue, paper towel and sanitary supplies dispensers, and remove trash as necessary.

3.	At least twice daily, check men’s lavatories. Fill soap, tissue and paper towel dispensers, and remove trash as necessary.

4.	Keep all stairwells clean; wash stairs as necessary.

5.	Properly maintain appearance of Building exterior at ground level, including Building entrance areas.

Office Areas - Nightly:

1.	Sweep all hard flooring.

2.	Vacuum all carpeting and rugs, moving light furniture and office equipment.

3.	Empty and wipe clean all wastebaskets, ashtrays, etc.

4.	Dust and wipe clean all furniture, equipment, fixtures and window sills.

5.	Clean all glass furniture, equipment, fixtures and window sills.

6.	Clean all glass furniture tops as necessary.

7.	Dust baseboards, moldings and trim.

Lavatories - Nightly:

1.	Sweep and wash all flooring.

2.	Wash and polish mirrors, shelves and bright work.

3.	Wash and disinfect all basins, bowls, urinals and both sides of toilet seats.

4.	Dust and wipe clean all partitions, tile walls and dispensers.

F-1

Office Areas - Periodic (at least every three months):

1.	Dust all pictures, wall hangings, and etc. not reached in the night cleaning.

2.	Dust all venetian blinds, ventilating louvers, grills, lighting fixtures, partitions and other surfaces not reached in nightly cleaning. Replace blinds and/or Building standard drapes as necessary.

3.	Remove fingerprints and other marks from all elevators, stairways, and office doors.

4.	Wash all non-carpeted areas as applicable.

5.	Spot-clean carpeting.

Window and Glass Cleaning:

1.	Wash entrance doors, lobby glass and glass in directory daily.

2.	At least once every six months, wash inside and outside of office area windows.

3.	Clean all interior glass and normal amount of partition glass at least every three months.

F-2

EXHIBIT G

INTENTIONALLY OMITTED

G-1

EXHIBIT H

FORM OF SNDA

This instrument prepared by, and after recording please return to:	Premises:	55 Ivan Allen Jr. Blvd.
Union Bank, N.A.		Atlanta, Georgia
145 S. State College Blvd., Suite 600
Brea, California 92821
Attention: Miriam Carungay

CONNECTURE, INC.

(“Tenant”)

to

UNION BANK, N.A., as Administrative Agent

(“Agent”)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Dated:	As of September , 2013

Location:	55 Ivan Allen Jr. Blvd. Atlanta, Georgia

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is dated as of the     day of September, 2013, between UNION BANK, N.A., a national banking association having an office at 145 S. State College Blvd., Brea, California 92821, as Administrative Agent (“Agent”) and Connecture, Inc., a Delaware corporation, having an office at 18500 W. Corporate Drive, Suite 250, Brookfield, WI 53045, Attn: Chief Financial Officer (“Tenant”).

RECITALS

A. TR 55 Allen Plaza LLC, a Delaware limited liability company (“Landlord”), is the owner of leasehold and/or subleasehold estates in the premises described in Exhibit A attached hereto (the “Premises”).

B. This Agreement is being entered into in connection with a certain loan made to Landlord (the “Loan”) which is being administered by Agent, as administrative agent for the Lenders (as defined in that certain Loan Agreement dated August 27, 2012 among Landlord, as borrower, PB Capital Corporation, as a lender, and PB Capital Corporation, as Administrative Agent for the Lenders), and secured, in part, by one or more mortgages, deeds of trust or deeds to secure debt encumbering the Premises (collectively, the “Security Instrument”) dated as of August 27, 2012, and by an Assignment of Leases and Rents dated as of August 27, 2012, each given by Landlord to Agent (the “Assignment”) (the Security Instrument, the Assignment and the other documents executed and delivered in connection with the Loan are hereinafter collectively referred to as the “Loan Documents”).

C. Tenant is the tenant under a certain lease described in Exhibit B attached hereto (the “Lease”) of a portion of the Premises.

D. Tenant and Agent wish to enter into the agreement set forth below.

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Tenant hereby subordinates the Lease and all rights, remedies and options of Tenant thereunder, including without limitation any option to purchase or right of first refusal to purchase the Premises or any part thereof or interest therein, to the Security Instrument and to the lien thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2. Agent will not join Tenant as a party in any Foreclosure (hereinafter defined) unless the joinder is necessary or desirable to pursue its remedies under the Security Instrument, and provided that such joinder shall not result in the termination of the Lease or disturb Tenant’s possession of the Premises. In the event of a Foreclosure (defined below), Agent agrees that the leasehold interest of Tenant under the Lease shall not be terminated by reason of the Foreclosure, but rather the Lease shall continue in full force and effect and Agent shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease except as otherwise provided below; provided that, if Tenant shall then be in default under the Lease beyond any notice, grace or cure period, at Agent’s option the Lease shall be terminated by reason of the Foreclosure and Agent shall have no obligation to Tenant under the Lease. As used in this Agreement, “Foreclosure” means any non-judicial or judicial foreclosure or other enforcement of the remedies of the Security Instrument, or any deed or other transfer in lieu thereof.

3. In the event of a transfer of Landlord’s interest in the Premises to a Purchaser (hereinafter defined), Tenant agrees that the Lease shall continue in full force and effect and Tenant agrees to attorn to the Purchaser as its landlord under the Lease and to be bound by all of the provisions of the Lease for the balance of the term thereof; provided that, the Purchaser shall not be:

(a) Liable for any act or omission of any Prior Landlord (hereinafter defined) or subject to any offsets or defenses or counterclaims which Tenant might have against any Prior Landlord;

(b) Liable for the return of any rental security deposit, or bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one month in advance to any Prior Landlord, except to the extent such sums are actually received by Purchaser;

(c) Bound by any amendment to the Lease made without Agent’s prior written consent except if, and to the extent, such amendment or modification is permitted to be made without the written consent of the Agent pursuant to the terms of the Security Instrument;

(d) Liable for obligations under the Lease the cost of which exceed the value of its interest in the Premises or for obligations which accrue after Purchaser has sold or otherwise transferred its interest in the Premises;

(e) Bound to install, construct or pay for any improvements on the Premises, or bound to restore the Premises after a casualty for a cost in excess of proceeds recovered under any insurance required to be carried under the Lease, or bound to restore the Premises after a taking for a cost in excess of any condemnation award;

(f) Bound by any restriction on competition beyond the Premises;

(g) Bound by any notice of termination, cancellation or surrender of the Lease due to a default by Landlord under the Lease except to the extent such termination, cancellation or surrender has been made in accordance with terms and conditions set forth in Section 5 of this Agreement;

(h) Bound by any notice of termination, cancellation or surrender of the Lease in situations not arising from a default by Landlord unless (i) Tenant is explicitly permitted to exercise such rights as set forth in Sections 2.2, 4.6, 4.7, 5.3 of the Lease, or Section 4 of Exhibit E of the Lease or (ii) Agent explicitly consented to such termination, cancellation or surrender in writing;

(i) Bound by any environmental representation, warranty, covenant or indemnity contained in the Lease;

(j) Bound by any option to purchase or right of first refusal to purchase with respect to the Premises or any portion thereof; and

(k) Bound by any representation or warranty by Landlord contained in the Lease.

The aforesaid attornment shall be immediately effective and self-operative, without the execution of any further instrument, upon Purchaser’s acquisition of Landlord’s interest in the Premises. As used in this Agreement, “Purchaser” means any transferee, including Agent, of Landlord’s interest in the Premises pursuant to a Foreclosure, and the successors and assigns of such transferee, and “Prior Landlord” means any landlord, including Landlord, under the Lease prior in time to Purchaser.

4. After written notice is given to Tenant by Agent that Landlord is in default under the Loan and that the rentals under the Lease should be paid to Agent pursuant to the terms of the Security Instrument, Tenant shall thereafter pay to Agent all rent and all other sums due Landlord under the Lease. Tenant agrees that the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby is and shall be subject and subordinate in all respects to the Loan Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of secured obligations and the Loan Documents, to the full extent of all amounts secured by the Loan Documents from time to time.

5. Tenant hereby agrees to give to Agent copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Agent. Agent shall have the right but no obligation to remedy any landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Agent, in addition the period given to Landlord for remedying defaults, an additional 60 days to remedy, or cause to be remedied, any such default. Tenant shall accept performance by Agent of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Agent, in good faith, shall have commenced to cure such default within the above reference time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Agent, as long as Agent, in good faith, shall have notified Tenant that Agent intends to institute proceedings under the Loan Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Agent’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Agent or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Neither Agent nor its designee or nominee shall become liable under the Lease unless and until Agent or its designee or nominee becomes, and then only with respect to periods in which Agent or its designee or nominee remains, the owner of the Premises. In no event shall Agent have any personal liability as successor to Landlord and Tenant shall look only to the estate and property of Agent in the Premises for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Agent as Landlord under the Lease, and no other property or assets of Agent shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease. Agent shall have the right, without Tenant’s consent, to foreclose the Security Instrument or to accept a deed in lieu of foreclosure of the Security Instrument or to exercise any other remedies under the Loan Documents.

6. Tenant hereby acknowledges that Landlord has assigned the leases and rents of the Premises, including the Lease, to Agent in connection with the Loan. Tenant acknowledges that Agent shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of the Assignment or by any subsequent receipt or collection of rents thereunder, unless Agent shall specifically undertake such liability in writing.

7. Tenant represents and warrants that each individual executing this Agreement on behalf of said corporation is duly authorized to execute and deliver this Agreement on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Agreement is binding upon said corporation in accordance with its terms.

8. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or non delivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via recognized commercial courier service providing for a receipt, addressed to Tenant or Agent, as the case may be at the following addresses:

If to Tenant:	Connecture, Inc.
18500 W. Corporate Drive, Suite 250
Brookfield, WI 53045
Attention: Chief Financial Officer
Telecopier No.: (414) 298-8097

with copies to:

Connecture, Inc.
18500 W. Corporate Drive, Suite 250
Brookfield, WI 53045
Attention: General Counsel
Telecopier No.: 262.432.0075

and

Reinhart Boerner van Deuren s.c.
1000 N. Water Street, Suite 1700
Milwaukee, WI 53202
Attention: John Murphy
Telecopier No.: (414) 298-8097, Attn.: John Murphy

If to Agent:	Union Bank, N.A.
230 Park Avenue
New York, New York 10169
Attention: Mr. Nicholas Nouvel

with a copy to:	Davidoff Hutcher & Citron LLP
605 Third Avenue
New York, New York 10158
Attention: Jeffrey K. Levin, Esq.

9. The term “Agent” as used herein includes any successor or assign of the named Agent herein, including without limitation, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the term “Tenant” as used herein includes any successor and assign of the named Tenant herein.

10. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

11. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

12. This Agreement shall be construed in accordance with the laws of the State where the Premises is located.

[NO FURTHER TEXT ON THIS PAGE]

Witness the execution hereof as of the date first above written.

AGENT:

Signed, sealed and delivered in the presence of:	UNION BANK, N.A, as Administrative Agent

By
Unofficial Witness	Name:
Title:

Notary Public

Date of Notary Expiration:

[NOTARIAL SEAL

TENANT:

Signed, sealed and delivered in the presence of:	CONNECTURE, INC.

By
Unofficial Witness	Name:
Title:

Notary Public

Date of Notary Expiration:

[NOTARIAL SEAL

EXHIBIT A

[Land Description]

All that tract or parcel of land lying and being in land Lot 79 of the 14th District, City of Atlanta, Fulton County, Georgia and being more particularly described as follows:

Beginning at the intersection formed by the northerly right of way line of West Peachtree Place (50’ r\w) and the easterly right of way line of Williams Street (84’ r\w); from the POINT OF BEGINNING thus established, proceed thence North 00° 38’ 17” East along said right of way line of Williams Street (84’ r/w) for a distance of 174.85 feet to a point where said right of way line intersects the southerly right of way line of relocated Alexander Street (variable r\w); thence South 88° 52’ 11” East along said relocated right of way line of Alexander Street for a distance of 344.02 feet to a point where said right of way line intersects the westerly right of way line of Spring Street (60’ r\w); thence South 00°50’ 34” West along said right of way line of Spring Street (60’ r\w) for a distance of 175.49 feet to a point where said right of way line intersects the northerly right of way line of said West Peachtree Place (50’ r\w); thence North 88° 45’ 43” West along said right of way line of said West Peachtree Place for a distance of 343.40 feet to a point on the easterly right of way line of Williams Street and the POINT OF BEGINNING.

Said tract containing 1.38214 acres or 60,206 square feet.

All as shown on that certain plat of survey entitled “ALTA/ASCM Land Title Survey For Wachovia Bank, N.A. Chicago Title Insurance Company, Alexander W. Peach Associates, LLC, BSCentennial II, LLC and Empire Financial Services. Inc.”, prepared by Watts & Browning Engineers, Inc., bearing the seal and certification of Virgil T. Hammond, Georgia Registered Land Surveyor No. 2554, dated August 13, 2003, last revised November 23. 2004.

LESS AND EXCEPT that portion of the above property conveyed by that certain Right of Way Deed from BSCentennial II, LLC, a Georgia limited liability company, to Department of Transportation, dated November 19, 2004, filed for record December 6, 2004, recorded in Deed Book 38968, page 539, Fulton County, Georgia records.

Tract 1A

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 79, 14th District, Fulton County, Georgia, and being more particularly described as follows:

A three-dimensional parcel of air space having its bottom horizontal plane located at the 988.7-foot level based on the National Geodetic Vertical Datum 1929(“NGVD 29”) and having the sides of such parcel of air space being perpendicular to and having such horizontal plane and above the boundaries of the following described property:

BEGINNING at a point located at the intersection of the northerly right of way line of Ivan Allen Jr. Boulevard (formerly Alexander Street) (40-foot right of way) and the easterly right of way line of Williams Street (variable right of way), run thence along said easterly right of way line of

Williams Street the following three (3) courses and distances: (1) North 00 degrees 29 minutes 32 seconds East a distance of 100.00 feet to a point, (2) North 03 degrees 54 minutes 53 seconds East a distance of 110.90 feet to a point, and (3) along a curve to the right an arc distance of 19.24 feet (said arc being subtended by a chord bearing North 04 degrees 59 minutes 03 seconds East a chord distance of 19.24 feet and having a radius of 515.44 feet) to a point; leaving said easterly right of way line of Williams Street, run thence South 89 degrees 22 minutes 07 seconds East a distance of 135.51 feet to a point; run thence South 00 degrees 36 minutes 00 seconds West a distance of 126.52 feet to a point; run thence South 89 degrees 24 minutes 00 seconds East a distance of 4.33 feet to a point; run thence South 00 degrees 36 minutes 00 seconds West a distance of 103.33 feet to a point on the northerly right of way line of Ivan Allen Jr. Boulevard; run thence along said northerly right of way line of Ivan Allen Jr. Boulevard North 89 degrees 23 minutes 28 seconds West a distance of 147.53 feet to a point located at the intersection of said northerly right of way line and the easterly right of way line of Williams Street and the POINT OF BEGINNING; shown as Tract 1A on that certain entitled “ALTA/ACSM Land Title Survey for 55 Allen Plaza Associates, LLC, Bank of America, N.A. as Administrative Agent, Union Security Insurance Company, Time Insurance Company, and Chicago Title Insurance Company”, prepared by Watts & Browning Engineers, Inc., bearing the seal and certification of Virgil T. Hammond, Georgia Registered land Surveyor No. 2554, dated February 4, 2000, last revised August 14, 2012.

Tract 2

All that tract or parcel of land lying and being in Land Lot 79, 14th District, Fulton County, Georgia, and being more particularly described as follows:

A three-dimensional parcel of air space having its bottom horizontal plane located at the 988.7-foot level based on the National Geodetic Vertical Datum 1929 (“NGVD 29”) and having the sides of such parcel of air space being perpendicular to and having such horizontal plane and above the boundaries of the following described property:

TO FIND THE TRUE POINT OF BEGINNING commence at a point located at the intersection of the northerly right of way line of Ivan Allen Jr. Boulevard (formerly Alexander Street) (40-foot right of way) and the easterly right of way line of Williams Street (variable right of way), run thence along said easterly right of way line of Williams Street the following three (3) courses and distances: (1) North 00 degrees 29 minutes 32 seconds East a distance of 100.00 feet to a point, (2) North 03 degrees 54 minutes 53 seconds East a distance of 110.90 feet to a point, and (3) along a curve to the right an arc distance of 19.24 feet (said arc being subtended by a chord bearing North 04 degrees 59 minutes 03 seconds East a chord distance of 19.24 feet and having a radius of 515.44 feet) to a point and THE TRUEPOINT OF BEGINNING; FROM THE TRUE POINT OF BEGINNING AS THUS ESTABLISHED, continue thence along said easterly right of way line of Williams Street along a curve to the right an arc distance of 21.48 feet (said arc being subtended by a chord bearing North 07 degrees 14 minutes 51 seconds East a chord distance of 21.47 feet and having a radius of 515.44 feet) to a point; leaving said easterly right of way line of Williams Street, run thence along a curve to the left an arc distance of 32.06 feet (said arc being subtended by a chord bearing South 40 degrees 27 minutes 50 seconds East a chord distance of 28.30 feet and having a radius of 18.78 feet) to a point; run thence North 89 degrees 22 minutes 07 seconds West a distance of 21.08 feet to a point located on the easterly right of way line of Williams Street and THE TRUE POINT OF BEGINNING; shown as Tract 2 on that certain entitled “ALTA/ACSM Land Title Survey for 55 Allen Plaza Associates, LLC. Bank of America, N.A. as Administrative Agent, Union Security Insurance Company, Time Insurance Company, and Chicago Title Insurance Company”, prepared by Watts & Browning Engineers. Inc., bearing the seal and certification of Virgil T. Hammond, Georgia Registered Land Surveyor No. 2554, dated February 4, 2000, last revised August 14, 2012.

TOGETHER WITH the easements benefiting the properties described above created by that certain Declaration of Reciprocal Easements and Restrictions by and between Selig Enterprises, Inc., a Georgia corporation, and 55 Allen Plaza Associates, LLC, a Georgia limited liability company, dated as of December 28, 2005. filed December 30, 2005, recorded in Deed Book 41633, page 186, Fulton County, Georgia records; as amended by First Amendment to Declaration of Reciprocal Easements and Restrictions between Selig Enterprises, Inc., a Georgia corporation, and 55 Allen Plaza Associates, LLC, a Georgia limited liability company, dated as of October 6, 2006, filed October 9, 2006, recorded in Deed Book 43619, page 178, aforesaid records; as further amended by Second Amendment to Declaration of Reciprocal Easements and Restrictions between Selig Enterprises, Inc., a Georgia corporation, 55 Allen Plaza Associates, LLC, a Georgia limited liability company, and 45 Allen Plaza Development, LLC, a Delaware limited liability company, dated as of June 29, 2007, filed July 5, 2007, recorded in Deed Book 45307, page 33, aforesaid records.

EXHIBIT B

Office Lease between TR 55 Allen Plaza LLC, as landlord, and Connecture, Inc., as tenant, dated September     , 2013.

EXHIBIT I

TENANT’S SIGNAGE

I-1